Exhibit 99.2

EXECUTION COPY

CONTRIBUTION AGREEMENT

By and Among

THE RUBENSTEIN COMPANY, L.P.

(a Delaware limited partnership)

(the “Contributor”)

CORPORATE OFFICE PROPERTIES, L.P.

(a Delaware limited partnership)

(the “Operating Partnership”)

- and -

CORPORATE OFFICE PROPERTIES TRUST

(a Maryland real estate investment trust)

(the “REIT”)

August 26, 2004

Property owned by TRC Pinnacle Towers, L.L.C.,

a Virginia limited liability company (“Owner”), located at:

1751 Pinnacle Drive

an approximately 265,965 square foot office building

- and -

1753 Pinnacle Drive

an approximately 181,637 square feet office building

together located on approximately 6.6831 acres of land

Fairfax County, McLean, Virginia

i

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is made as of the 26th day of August, 2004, by and among THE RUBENSTEIN COMPANY, L.P., a Delaware limited partnership having offices at 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103-7041 (the “Contributor”); CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership having offices at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045-2272 (the “Operating Partnership”); and CORPORATE OFFICE PROPERTIES TRUST, a Maryland real estate investment trust having offices at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045-2272 (the “REIT”).

BACKGROUND

A.                                   Contributor is the record and beneficial owner of all of the issued and outstanding membership interests (the “LLC Interests”) in TRC Pinnacle Towers, L.L.C., a Virginia limited liability company (the “Owner”).

B.                                     Owner is the owner of certain land, together with certain buildings, improvements and other real, personal and mixed property (collectively, the “Property”), all consisting of the following:

(1)                                  All that certain tract, lot or parcel of ground, together with all easements, rights and privileges appurtenant thereto, located in McLean, Fairfax County, Virginia, being more particularly described on Exhibit A hereto, and containing in area approximately 6.6831 acres of land (the “Land”).

(2)                                  All buildings, structures and other improvements situated on the Land (collectively, the “Improvements”) consisting primarily of: (a) a building containing approximately 265,965 rentable square feet of space, (b) a building containing approximately 181,637 rentable square feet of space ((a) and (b) shall hereafter together be referred to as the “Building” or the “Buildings”), (c) the North Tower and South Tower parking garages containing, in the aggregate, approximately 1,418 parking spaces, and (d) visitor parking adjacent to the Buildings, together with appurtenant amenities and other structures and improvements (the Land and the Improvements are referred to herein together as the “Real Estate”).

(3)                                  All machinery, fixtures, systems (including any energy management, life safety and supporting software and related equipment), equipment and other personal property owned by Owner and attached or pertaining to, or otherwise located in or on or used in connection with, any part or all of the Real Estate, including, as of the Closing Date, all supplies, brochures, tenant lists, artwork (excluding any framed photographs of any of Owner’s or Contributor’s affiliates’ properties), planters, landscape materials, correspondence and files, vendor and supplier lists, marketing and advertising information, inventories, spare parts, common area furniture, any management office furniture and other materials and property in the possession of and owned by Owner, including leases for space within the Improvements as of Closing, together with all Security Deposits made thereunder with all interest accrued or required to be accrued thereon and required to be paid to the Tenants thereunder (but excluding, except for Security Deposits made under the Leases, all cash and accounts receivable of Owner and all equipment, furniture, furnishings and other property owned by the property manager or leasing agent for the Property or by any present or prior Tenant at the Property or by any other person or persons other than Owner), all as more specifically described on Exhibit B hereto (the “Personalty”).

(4)                                  All intangible property used in connection with any of the foregoing, including, without limitation, (a) all trademarks, logos, trade names and telephone numbers; (b) to the extent assignable and transferable, all contract rights, licenses and permits; (c) the nonexclusive right to use the name of (and logo for) “Pinnacle Tower(s)” (which right is, however, exclusive as between Contributor and the Operating Partnership); and (d) all goodwill associated therewith (the “Intangible Property”); but specifically excluding any rights or intangible property associated with The Rubenstein Company, L.P. or The Rubenstein Brokerage Group, Inc., or any logos therefor.

C.                                     Contributor desires and intends to transfer, assign and contribute to the capital of the Operating Partnership all of the LLC Interests, and the Operating Partnership desires and intends to accept the LLC Interests in exchange for the consideration described herein, all of the foregoing on and subject to the terms and conditions hereinafter set forth.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AGREEMENTS

In consideration of the foregoing and of the covenants and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree:

ARTICLE I
DEFINITIONS

1.1.                              Defined Terms.  The following terms when used in this Agreement will have the respective meanings set forth below.  Certain other terms when used in this Agreement will have the meanings set forth in the context hereof.

“Accountants” shall have the meaning set forth in Section 16.10.

“Accredited Investor” shall have the meaning set forth in Section 5.15(2).

“Accredited Investor Questionnaire” shall mean the Accredited Investor Questionnaire substantially in the form of Exhibit J hereto.

“Adverse Lender Condition” shall have the meaning set forth in Section 3.3(3).

“Affiliate” shall mean, with respect to any specified Person, any other Person that (1) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person, or (2) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any membership interests, stock or other evidences of beneficial ownership in, the specified Person or any other Person who directly or indirectly through one or more intermediaries controls or is controlled by the specified Person.  For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, beneficial interests or partnership or membership interests, by contract or otherwise.

“Agreed Value” shall have the meaning set forth in Section 3.1.

“Agreement” shall mean this Contribution Agreement and all amendments and supplements hereto, together with the Exhibits attached hereto, as the same may be amended, restated, supplemented or otherwise modified.

“Approved Bank” shall mean a financial institution which has (1) (a) a minimum net worth of $500,000,000 and/or (b) total assets of at least $10,000,000,000, and (2) a minimum long-term debt rating of A+ by S&P or A1 by Moody’s.  Wachovia Bank, National Association, is understood to be an “Approved Bank” within the foregoing definition.

“Assignment” shall have the meaning set forth in Section 10.2(1).

“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or other day on which national banks operating in McLean, Virginia, Philadelphia, Pennsylvania or Columbia, Maryland are authorized or required to be closed for the conduct of regular banking business.

“Calculation Price” shall mean an amount equal to the arithmetic average of the daily closing price per Common Share of the REIT, as reported on the Exchange for the twenty (20) trading days ending on and including the fifth Business Day prior to the Closing Date.  Notwithstanding the foregoing, the Calculation Price shall be limited to a range having the following parameters: (1) a minimum Calculation Price of $23.80 per Common Unit and (2) a maximum Calculation Price of $26.25 per Common Unit.

“Cash Consideration” shall have the meaning set forth in Section 2.2(1).

“Claim” shall mean any claim, liability, proof of claim, demand, complaint, summons, legal, equitable or administrative action, suit, proceeding, chose in action, damage, judgment, penalty or fine.

“Closing” shall mean the execution and delivery of the Closing Documents, the contribution of the LLC Interests, the payment of the Cash Consideration, the issuance of the Preferred Units or the Common Units, as applicable, and the consummation of the transactions contemplated by this Agreement.

“Closing Date” shall mean the date on which Closing actually occurs.

“Closing Documents” shall mean all documents and instruments identified in Article X hereof and all other documents and instruments which, under the terms of this Agreement, are to be executed and delivered by Contributor, the Operating Partnership, the REIT, the Owner or any of them at Closing.

“Closing Statement” shall have the meaning set forth in Section 10.5.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions, and the rule and regulations promulgated by the Internal Revenue Service thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean common shares, par value $0.01 per share, representing beneficial interests in the REIT.

“Common Units” shall mean Common Units of limited partnership interest of the Operating Partnership, as described in the Partnership Agreement, that are issued pursuant to this Agreement and that have the following terms and other characteristics: (1) an issuance value per unit computed and calculated as a function of the Calculation Price; (2) exchangeable at any time and from time to time into Common Shares on a one-for-one basis; and (3) entitled to receive distributions equivalent to the dividends declared and paid on Common Shares.

“Condition of the Property” shall have the meaning set forth in Article XV.

“Confidential Information” shall have the meaning set forth in Section 20.10.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of June 1, 2004, by and between Contributor and COPT Acquisitions.

“Construction Contracts” shall mean the Construction Contracts identified in Part III of Exhibit D hereto.

“Contract” shall mean (1) any agreement of sale, option agreement, right of first offer, right of last offer or right of first refusal; (2) any development, construction or improvement agreement, any utility allocation agreement, any use covenant or any restrictive or other covenant, or any other restriction, covenant or agreement; (3) any purchase, management, real estate, leasing or rental commission, service, maintenance, employment or other contract or agreement; or (4) any other contract, agreement, covenant, arrangement or understanding.  The definition of “Contract” as aforesaid is intended to exclude the Loan Documents and the Leases.

“Contract Termination Notice” shall have the meaning set forth in Section 16.9.

“Contractor Notice” shall have the meaning set forth in Section 10.2(8).

“Contribution Consideration” shall equal the Equity Value.  The Contribution Consideration is comprised of (1) the Cash Consideration and (2) the OP Unit Consideration, and shall be paid as set forth in Section 2.2.

“Contributor” shall have the meaning set forth in the Preamble.

“Contributor Certificate” shall have the meaning set forth in Section 8.5(2).

“Contributor Indemnified Parties” shall have the meaning set forth in Section 19.3(1).

“COPT Acquisitions” shall mean COPT Acquisitions, Inc., a Delaware corporation and a Subsidiary of the REIT.

“Current Rent Roll” shall have the meaning set forth in Section 5.6(1).

“Deductible” shall have the meaning set forth in Section 19.2(2).

“Demanding Party” shall have the meaning set forth in Section 4.5.

“Deposit” shall have the meaning set forth in Section 3.2.

“Deposit Demand” shall have the meaning set forth in Section 4.5.

“Designees” shall have the meaning set forth in Section 2.2(4).

“Environmental Law” means any Law affecting the Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986.

“Environmental Reports” shall have the meaning set forth in Section 5.19.

“Equity Value” shall mean (1) the Agreed Value reduced by (2) the sum of (a) the principal balance of the Loan as of the Closing Date and (b) the amount of the Post-Closing Tenant Costs, and increased by (3) the sum of (a) the amount of the Escrow Reserve as of the Closing Date and (b) the amount of the Reimbursement Payment.

“Escrow Agent” shall mean Anchor Title Company, having offices at 10715 Charter Drive, Suite 100, Columbia, Maryland 21044.

“Escrow Funds” shall have the meaning set forth in Section 4.2.

“Escrow Reserve” shall mean, together, the PWC Escrow Reserve and the Tax and Insurance Escrow Reserve.

“Estoppel Certificates” shall have the meaning set forth in Section 8.5.

“Exchange” shall mean the New York Stock Exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statutory provisions, and the rule and regulations promulgated by the Commission thereunder.

“Governmental Authority” shall mean any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental or quasi-governmental unit (federal, state, county, township, district, municipal, city, departmental or otherwise) whether now or hereafter in existence.

“Guarantor” shall have the meaning set forth in Exhibit F.

“Improvements” shall have the meaning set forth in Background Section B.

“Incurred Indebtedness” shall have the meaning set forth in the Tax Protection Agreement.

“Indemnified Party” shall have the meaning set forth in Section 19.5(1).

“Indemnifying Party” shall have the meaning set forth in Section 19.5(1).

“Insured Claims” shall have the meaning set forth in Section 5.9.

“Intangible Property” shall have the meaning set forth in Background Section B.

“Investor Materials” shall have the meaning set forth in Section 16.7(2).

“Land” shall have the meaning set forth in Background Section B.

“Landlord Claims” shall have the meaning set forth in Section 5.9.

“Laws” shall mean all laws, statutes, ordinances, codes, rules, decrees and regulations of the United States of America or any state, commonwealth, city, county, township, municipality or department or agency thereof, or of any other Governmental Authority.

“Leases” shall have the meaning set forth in Section 5.6(1).

“Leasing Commissions” shall mean any out-of-pocket fees, commissions or other compensation required to be paid by the Owner as landlord to or for the benefit of a third-party broker, agent or other Person (including any Affiliate) for or with respect to, or otherwise in connection with, the securing of a Tenant for space in the Real Estate and the execution and delivery of a Lease with respect thereto.

“Lehman” shall have the meaning set forth in Section 17.1.

“Lender” shall have the meaning set forth in Section 3.3(1) and Exhibit F.

“Lender Approval” shall have the meaning set forth in Section 7.4.

“Liability Cap” shall have the meaning set forth in Section 19.2(2).

“Lien” shall mean any mortgage, pledge, security deed, deed to secure debt, deed of trust, past-due taxes or past-due assessments, restriction, security interest, judgment, lease, lien, adverse Claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing, all other than Permitted Exceptions.

“Liquidation Date” shall mean the fifteenth (15th) anniversary of the Closing Date.

“LLC Interests” shall have the meaning set forth in Background Section A.

“Loan” shall have the meaning set forth in Section 3.3(1) and Exhibit F.

“Loan Assumption” shall have the meaning set forth in Section 3.3(2).

“Loan Documents” shall have the meaning set forth in Section 3.3(1) and Exhibit F.

“Loan Fee” shall have the meaning set forth in Section 9.1(4).

“Losses” shall have the meaning set forth in Section 19.2(1).

“Mandatory Cure Items” shall have the meaning set forth in Section 13.4(1).

“Material Adverse Effect” shall mean, with respect to any Person, a material adverse effect on the assets, business, operations or condition of such Person.

“Material Lease” shall mean the respective Lease with each of the following Tenants: (1) Wachovia Bank, National Association; (2) Hunton & Williams; (3) Miles & Stockbridge, P.C.; (4) PricewaterhouseCoopers LLP; and (5) Octagon, Inc.

“Material Taking” shall mean any taking or condemnation (or notice thereof) for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or any exercise of a right of eminent domain of (1) five percent (5%) or more of the aggregate area of the Real Estate or (2) any portion of a Building.

“Monetary Lien” shall mean any Lien of a monetary nature encumbering or otherwise affecting all or any portion of the Property, other than the Loan or the Loan Documents.

“New Leases” shall mean (1) the prospective leases, if any, identified on Exhibit K hereto, which are hereby approved by the Operating Partnership; provided that each such New Lease shall contain respective business terms at least as favorable to the Operating Partnership as, or otherwise substantially similar to, those set forth on Exhibit K, and (2) any other new leases that may hereafter be approved by both the Operating Partnership and the Contributor prior to Closing.  In all cases, a New Lease that otherwise conforms to the foregoing is a Lease that is fully executed on or prior to the Closing Date.

“Non-Demanding Party” shall have the meaning set forth in Section 4.5.

“Notice of Title Objections” shall have the meaning set forth in Section 13.3.

“Objection Notice” shall have the meaning set forth in Section 4.5.

“Objection Period” shall have the meaning set forth in Section 4.5.

“OP Property Materials” shall mean all surveys, environmental reports, geotechnical studies, engineering and other plans, engineering reports, traffic studies, fiscal impact studies, zoning and land use studies, wetlands reports, and sewer and soil studies, and all other plans, studies, reports, appraisals, test results, analyses, examinations, surveys, agreements, covenants, and other materials related to the Property, all as in the possession or control of the Operating Partnership or as prepared or commissioned by, for or at the direction of Operating Partnership.

“OP Unitholders” shall mean the owners and holders, from time to time, of Preferred Units or Common Units, as applicable, issued pursuant to this Agreement.

“OP Unit Consideration” shall have the meaning set forth in Section 2.2(2).

“OP Units” shall mean the Preferred Units and the Common Units.

“Operating Partnership” shall have the meaning set forth in the Preamble.

“Outside Date” shall mean November 1, 2004.

“Owner” shall have the meaning set forth in Background Section A.

“Owner Property Materials” shall mean all surveys, environmental reports, geotechnical studies, engineering and other plans, engineering reports, traffic studies, fiscal impact studies, zoning and land use studies, wetlands reports, and sewer and soil studies, and all other plans, studies, reports, test results, analyses, examinations, surveys, agreements, covenants, certificates of occupancy, warranties, permits and licenses, inventories of personal property, delinquency and default reports regarding the Leases, accounting and tax records, and other materials related to the Property, all as in the possession or control of Owner or as prepared or commissioned by, for or at the direction of Owner; provided, nevertheless, that excluded from Owner Property Materials are any and all materials not directly related to the leasing, current maintenance and/or current management of the Property such as, without limitation, Owner’s or Contributor’s internal memoranda, financial projections, appraisals, computer hardware, software and data, and other or similar proprietary, elective or confidential information.

“Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of Corporate Office Properties, L.P. dated as of December 7, 1999, as amended and supplemented to the date hereof and as the same may be further amended or supplemented in accordance with its terms.

“Partnership Agreement Amendment” shall mean the Seventeenth Amendment to the Partnership Agreement, to be substantially in the form of Exhibit I hereto.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, proprietorship, trust, association, or other entity, enterprise, authority or business organization.

“Permitted Exceptions” shall mean the following title exceptions: (1) the lien of all ad valorem real estate taxes, lienable utility services and assessments not yet due and payable as of the Closing Date; (2) federal, state, and local zoning and building laws, ordinances and regulations; (3) the matters shown on Exhibit E to this Agreement; (4) the Leases; (5) any further or additional items appearing on Schedule B of the Operating Partnership’s title commitment for the Property which constitute Permitted Exceptions pursuant to Section 13.5; (6) matters shown or disclosed on the Survey; and (7) Liens securing the Loan.

“Personalty” shall have the meaning set forth in Background Section B.

“Post-Closing Tenant Costs” shall mean any and all unexpended payment obligations, as of the Closing Date, for or on account of Tenant Inducement Costs and Leasing Commissions under or with respect to the current term and current leased premises under the Leases for Wachovia Bank, National Association, Miles and Stockbridge, P.C. and Octagon, Inc. which have not been paid by Owner or Contributor on or prior to the Closing Date.  The current and anticipated amounts of the Post-Closing Tenant Costs on the date hereof and on the Closing Date are as set forth on Exhibit L.

“Preferred Units” shall mean the Series I Preferred Units of limited partnership interests of the Operating Partnership, as more fully described in the Partnership Agreement and the Partnership Agreement Amendment, that are issued pursuant to this Agreement and that have the following terms and other characteristics: (1) an issuance value of $25.00 per unit; (2) a liquidation preference of $25.00 per unit plus all accrued and unpaid distributions thereon (the “Liquidation Preference”) (in determining the Liquidation Preference, unpaid distributions shall accrue and be compounded on a quarterly basis); and (3) an annual cumulative preferred return thereon as described in the Partnership Agreement Amendment.  Each Preferred Unit is convertible at any time and from time to time into Common Units on the basis of 0.50 Common Units for each Preferred Unit so presented for conversion.  The Preferred Units are redeemable by the Operating Partnership, in whole but not in part, at par (i.e., in an amount equal to their Liquidation Preference) on the Liquidation Date or at any time thereafter.

“Property” shall have the meaning set forth in Background Section B.

“Property Contracts” shall mean the Property Contracts identified in Part II of Exhibit D hereto.

“Pro Ration Date” shall mean the day immediately preceding the Closing Date.

“PWC Escrow Reserve” shall mean certain sums that have been and hereafter shall be deposited with the Lender under the Loan Documents relating to the Lease with PricewaterhouseCoopers LLP.  The current amount of the PWC Escrow Reserve on the date hereof is as set forth on Exhibit L.

“Real Estate” shall have the meaning set forth in Background Section B.

“Regulatory Violation Notice” shall have the meaning set forth in Section 16.7(2).

“Reimbursement Payment” shall mean all sums paid by Contributor prior to Closing on account of Tenant Inducement Costs or Leasing Commissions for or related to any New Leases.

“REIT” shall have the meaning set forth in the Preamble.

“REIT Indemnified Parties” shall have the meaning set forth in Section 19.2(1).

“Rejected Contracts” shall have the meaning set forth in Section 16.9(2).

“Retained Contracts” shall have the meaning set forth in Section 16.9(2).

“Scheduled Closing Date” shall have the meaning set forth in Section 10.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and any successor statutory provisions, and the rule and regulations promulgated by the Commission thereunder.

“Security Deposit” shall mean all security deposits or other deposits in the nature of security made by a Tenant under a Lease.

“Service Contracts” shall mean the Service Contracts identified in Part I of Exhibit D hereto.

“Subsidiary” shall mean a partnership, corporation, limited liability company, trust or other entity of which, on or after the Closing Date hereunder, the Operating Partnership is the beneficial owner, directly or indirectly, of at least fifty one percent (51.0%) of the ownership interests thereof.

“Surviving Loan Obligations” shall have the meaning set forth in Section 7.4.

“Survey” shall mean that certain survey of the Real Estate entitled “ALTA/ACSM Land Title Survey of Lot 1 Leasco Office Park Section 1”, Dranesville District, Fairfax County, Virginia, prepared by Dewberry & Davis LLC (certified by Robert S. Schwenger, Commonwealth of Virginia Land Surveyor No. 985), dated April 1997, last revised August 16, 2004.

“Tax and Insurance Escrow Reserve” shall mean certain sums that have been and hereafter shall be deposited with the Lender under the Loan Documents for and with respect to the escrowing of funds anticipated to be due for real estate taxes and insurance premiums at or related to the Property.  The current amount of the Tax and Insurance Escrow Reserve on the date hereof is as set forth on Exhibit L.

“Tax Protection Agreement” shall mean that certain Tax Protection Agreement to be entered into at Closing by and among Contributor, the Designees, the Operating Partnership and the REIT, which Agreement shall be in the form of Exhibit H hereto.

“Tenant” shall have the meaning set forth in Section 5.6(1).

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the Tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, improvement costs for improvements to the Property generally, lease buyout costs, free rent and moving, design, refurbishment and other allowances.

“Tenant Notice” shall have the meaning set forth in Section 10.2(7).

“Third Party Claim” shall have the meaning set forth in Section 19.5(1).

“Title Insurer” shall mean Anchor Title Company, which is the title insurance company selected by the Operating Partnership for the purpose of insuring the Owner’s title to the Property at Closing.

“Title Objection Date” shall have the meaning set forth in Section 13.3.

“Transaction” shall have the meaning set forth in the Tax Protection Agreement.

“TRCALP” shall mean TRC Associates Limited Partnership, a Delaware limited partnership, which on the date hereof is a limited partner of the Contributor.

“TRCALP Assumption” shall have the meaning set forth in Section 20.7(2).

“Unit Election Notice” shall have the meaning set forth in Section 2.2(2).

“Updated Rent Roll” shall have the meaning set forth in Section 5.6.

1.2.                              General Definitional Provisions.  Unless the context of this Agreement otherwise requires: (1) words of any gender are deemed to include each other gender; (2) words using the singular or plural number also include the plural or singular number, respectively; (3) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words, refer to this entire Agreement; (4) the terms “Section” or “subsection” refer to the specified Section or subsection of this Agreement; (5) the term “party” means, on the one hand, Contributor and, on the other hand, the Operating Partnership, and each of their respective successors and permitted assigns; (6) as used herein, the “execution date” of this Agreement or “date” of this Agreement will in each case mean and be deemed to be the date set forth in the Preamble; (7) all references to “dollars” or “$” refer to currency of the United States of America; (8) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and (9) the terms “include” or “including” will mean without limitation by reason of enumeration.

ARTICLE II
CONTRIBUTION OF THE LLC INTERESTS;
PAYMENT OF THE CONTRIBUTION CONSIDERATION;
ISSUANCE OF UNITS IN THE OPERATING PARTNERSHIP

Contributor and the Operating Partnership agree to enter into and consummate the following transactions at Closing, on and subject to the other terms and conditions set forth herein:

2.1.                              Contribution of the LLC Interests.  Contributor shall assign, transfer and contribute the LLC Interests to the Operating Partnership at Closing, as a contribution to the capital of the Operating Partnership.

2.2.          Payment of the Contribution Consideration; Issuance of Units in the Operating Partnership.  The Contribution Consideration, adjusted as set forth in Section 2.3 below, shall be paid and distributed to the Contributor at Closing in accordance with the following:

(1)                                  The portion of the Contribution Consideration payable and distributable in cash at Closing is referred to herein as the “Cash Consideration”.  The Cash Consideration shall equal (a) the Equity Value less (b) the value of the OP Unit Consideration.  The Cash Consideration shall be paid and distributed at Closing in cash by wire transfer of immediately available federal funds to the account of Contributor or such other Person or Persons as Contributor may designate in writing.  As more completely set forth hereinafter and in the Tax Protection Agreement: (x) up to approximately $34,750,000 of the Cash Consideration shall, at the election of the Contributor, be funded from and out of the proceeds of the Incurred Indebtedness, and (y) the balance of the Cash Consideration shall be treated by the parties as a reimbursement of preformation expenses within the meaning of Treasury Regulation §1.707-4(d).  Contributor shall have the right to approve any indebtedness which is intended to be treated as Incurred Indebtedness and the proceeds of which shall be used to fund the Cash Consideration.  Without limiting the Operating Partnership’s alternatives, possible indebtedness which may constitute Incurred Indebtedness may be derived from a borrowing by the Operating Partnership from its line of credit lender, provided that such borrowing otherwise meets the requirements for Incurred Indebtedness as provided for in Section 3.2 of the Tax Protection Agreement.

(2)                                  The portion of the Contribution Consideration payable in Preferred Units or Common Units at Closing is referred to herein as the “OP Unit Consideration”.  Contributor shall elect, by giving written notice (the “Unit Election Notice”) to the Operating Partnership at least five (5) Business Days prior to the Closing Date, whether and in what amount to take and accept the OP Unit Consideration in the form of Preferred Units or Common Units, which in either case shall be issued by the Operating Partnership to the Contributor and/or one or more Designees at Closing.

(3)                                  The aggregate value of the OP Unit Consideration shall equal up to Eight Million Eight Hundred Thousand Dollars ($8,800,000), which (at the election of the Contributor in accordance with its Unit Election Notice) shall be comprised of one of the following: (a) up to $8,800,000 in Preferred Units (which shall be valued at $25.00 for each Preferred Unit issued pursuant to this Agreement), or (b) up to $8,800,000 in Common Units (which shall be valued as a function of the Calculation Price).  The number of Preferred Units, calculated as aforesaid, shall equal 352,000 Preferred Units.  The Number of Common Units, calculated as aforesaid, shall be rounded to the next lowest whole number.  No fractional Common Units shall be issued to the Contributor, and any such amount of the OP Unit Consideration represented by fractional units shall instead be added to the Cash Consideration.

(4)           Contributor shall have the right, in its Unit Election Notice, (a) to specify what portion and how much of the Contribution Consideration shall be payable in Preferred Units or Common Units as aforesaid (to a maximum OP Unit Consideration of $8,800,000), and (b) to designate one or more of Contributor and/or Contributor’s direct or indirect partners, members or principals to whom such Preferred Units or Common Units are to be issued (“Designees”); provided, that in no event shall there be more than ten (10) partners, members or principals to whom such Preferred Units or Common Units are to be issued by the Operating Partnership, and the Operating Partnership shall not be obligated to issue Preferred Units or Common Units to any such Designee who does not, prior to such issuance, (a) complete to the satisfaction of the Operating Partnership the Accredited Investor Questionnaire and (b) provide to the Operating Partnership representations and warranties substantially identical to those given by Contributor as set forth in Section 5.15(2) and (3) below.

(5)           The Contributor and/or the Designees, as limited partners in the Operating Partnership, will execute and deliver at Closing counterparts of the Partnership Agreement Amendment.

(6)                                  A portion of the Cash Consideration payable and distributable to the Contributor at Closing shall, at the election of the Contributor, be comprised of, treated as and funded from the proceeds of Incurred Indebtedness pursuant to, and as more completely set forth in, the Tax Protection Agreement.

2.3.                              Payment of Expenses; Apportionments and Adjustments.  In addition to the contributions and payments described in the foregoing Sections 2.1 and 2.2: (1) the Contributor shall pay all expenses required to be borne by the Contributor pursuant to Section 11.6 below; (2) the Operating Partnership shall pay all expenses required to be borne by the Operating Partnership pursuant to Section 11.6 below; and (3) all apportionments and adjustments set forth in Article XI hereof and elsewhere in this Agreement shall be accounted for separately at Closing and shall be reflected on the Closing Statement, and the net amount thereof shall be paid, as applicable, (a) by Contributor to the Operating Partnership (if the net credit of all such apportionments and adjustments results in a credit to the Operating Partnership) or (b) by the Operating Partnership to Contributor (if the net credit of all such apportionments and adjustments results in a credit to the Contributor).

2.4.                              Tax Protection Agreement.  Contributor and the Operating Partnership have acknowledged and agreed to certain structuring issues and treatments of distributions and certain other tax-related treatments and undertakings, all as more completely set forth and reflected in the Tax Protection Agreement and in this Section.  In addition, Contributor shall have the right, in its Unit Election Notice, to specify: (1) what portion and how much of the Contribution Consideration it desires to be payable as the OP Units Consideration, (2) what portion of the Cash Consideration (and liabilities of the Owner) it desires to be accounted for by the parties hereto as a reimbursement of “preformation expenses” within the meaning of Treasury Regulation §1.707-4(d), and (3) what portion of the Cash Consideration it desires to be accounted for by the parties hereto as a “debt-financed distribution” (within the meaning of Treasury Regulation §1.707-5(b)).

ARTICLE III
AGREED VALUE; DEPOSIT; LOAN COMPONENT

3.1.          Agreed Value of the Property.  The value of the Property (the “Agreed Value”), as mutually agreed upon by the parties hereto for the purposes of determining the Equity Value and the Contribution Consideration, is One Hundred Twelve Million Five Hundred Thousand Dollars ($112,500,000), which includes the outstanding principal amount of the Loan on the Closing Date.  The Agreed Value is allocated between the two principal components of the Property as follows:

North Tower of the Property:	$61,273,897
South Tower of the Property:	$51,226,103
Total Agreed Value:	$112,500,000

3.2.                              Deposit.  As a good faith deposit to the Operating Partnership’s obligations hereunder, within two (2) Business Days following full execution of this Agreement, the Operating Partnership shall make a deposit and down payment (the “Deposit”) in the amount of Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000), the disposition of which shall be governed by Section 4 below.  The Deposit shall be made by wire transfer of immediately available federal funds to the escrow account of Escrow Agent, wiring instructions for which having been separately given by Escrow Agent to the Operating Partnership.  By its joinder herein, Escrow Agent hereby acknowledges its receipt of the Deposit.

3.3.                              Loan Component.

(1)                                  As used herein the term “Loan” shall mean the mortgage loan affecting and encumbering the Property, all as more completely described on Exhibit F hereto.  The Loan has been advanced and is presently held by the lender (the “Lender”) identified on Exhibit F hereto; and the Loan is evidenced and/or secured by the “Loan Documents” (also as described and defined on Exhibit F hereto).

(2)                                  Title to the Property at Closing shall remain under and subject to, and encumbered by, the terms, conditions, Lien, encumbrances and other provisions of the Loan Documents (the “Loan Assumption”), including, without limitation, that title to the Property is encumbered by and is subject to a mortgage Lien securing the Loan.  The aggregate principal balance of the Loan was approximately $64,457,018.27 as of August 1, 2004, and is anticipated to be approximately $64,379,030.44 as of September 1, 2004.

(3)                                  Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall not be obligated to accept the Loan Assumption and conclude Closing hereunder if, in connection with its grant of Lender Approval, the Lender shall have required as a condition thereto a modification or other amendment in or to the interest rate, amortization schedule or other economic terms of the Loan which is adverse to the Owner (an “Adverse Lender Condition”).  If the Lender shall so require an Adverse Lender Condition, then the Operating Partnership may terminate this Agreement by written notice to Contributor given within five (5) Business Days following the date on which the Operating Partnership shall have received notice of the Adverse Lender Condition, in which event the Escrow Funds posted by the Operating Partnership shall be returned to it in full, and this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement.  If the Operating Partnership shall not so timely notify Contributor of its intention so to terminate, this Agreement shall continue in full force and effect and the Operating Partnership shall be obligated to accept the Loan Assumption at Closing with the Adverse Lender Condition being a part thereof.

ARTICLE IV
ESCROW OF DEPOSIT

4.1.                              Escrow Agent.  The Deposit shall be deposited with, and shall be held in escrow by, the Escrow Agent in accordance with the terms and provisions of this Article IV.

4.2.                              Application of Escrow Funds.  The parties and Escrow Agent agree that the Deposit, together with all interest earned thereon (the Deposit, together with all interest earned thereon, are referred to herein together as the “Escrow Funds”), shall be applied as follows:

(1)                                  If Closing is held, the Escrow Funds shall be paid over to the Contributor at Closing (by wire transfer of immediately available federal funds to the account of Contributor or such other person or persons as Contributor may designate in writing), all of which shall be credited against the Cash Consideration due at Closing.

(2)                                  If Closing is not held by reason of a default by the Operating Partnership or the REIT, the Escrow Funds shall be paid over to Contributor for use and application by Contributor as provided for in Section 18.2 below.

(3)                                  If Closing is not held by reason of a default by the Contributor, the Escrow Funds shall be paid over to the Operating Partnership for use and application by the Operating Partnership as provided for in Section 18.1 below.

(4)                                  If Closing is not held by reason of a failure of condition and not by reason of a default by Contributor or the Operating Partnership or the REIT hereunder, the Escrow Funds shall be paid over to the Operating Partnership, this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement.

4.3.                              Manner of Holding.  The Escrow Funds shall be held in an interest bearing money-market account with a federally insured national or state-chartered bank, savings bank, or savings and loan association acceptable to and first approved by Contributor and the Operating Partnership, and interest thereon shall accrue for the benefit of the Operating Partnership.  The Operating Partnership shall provide a completed and executed W-9 form to Escrow Agent.

4.4.                              Limitation of Liability.  Escrow Agent and its officers and employees are acting as agents only, and will in no case be held liable either jointly or severally to any party for the performance of any term or covenant of this Agreement or for damages for the nonperformance hereof, nor shall Escrow Agent be required or obligated to determine any questions of fact or law.  Escrow Agent’s only responsibility hereunder shall be for the safekeeping of the Escrow Funds and the full and faithful performance by Escrow Agent of the duties imposed by this Article IV.

4.5.                              Conflicting Demands.  Upon receipt of a written demand for the Escrow Funds (a “Deposit Demand”) by Contributor or the Operating Partnership (the “Demanding Party”), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the “Non-Demanding Party”).  Escrow Agent shall hold the Escrow Funds for three (3) Business Days from the date of delivery by Escrow Agent of the Deposit Demand to the Non-Demanding Party (the “Objection Period”) or until Escrow Agent receives a confirming instruction from the Non-Demanding Party.  In the event the Non-Demanding Party delivers to Escrow Agent written objection to the release of the Escrow Funds to the Demanding Party (an “Objection Notice”) within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Escrow Funds), Escrow Agent shall promptly send a copy of the Objection Notice to the Demanding Party.  In the event that no Objection Notice is received by Escrow Agent within the Objection Period, Escrow Agent shall promptly release the Escrow Funds to the Demanding Party in accordance with the Deposit Demand.  In the event an Objection Notice is received by Escrow Agent within the Objection Period, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (1) hold the Escrow Funds until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Contributor and the Operating Partnership, or Escrow Agent is otherwise instructed by a final, non-appealable judgment of a court of competent jurisdiction, or (2) deposit the Escrow Funds with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit).  In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than (a) to perform its duties under Sections 4.2 and 4.3 above, and (b) to keep safely the Escrow Funds until Escrow Agent shall receive a joint instruction form both parties clarifying Escrow Agent’s uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.

4.6.                              Substitution of Letter of Credit.  In lieu of depositing the Escrow Funds with the Escrow Agent, the Operating Partnership shall have the option of providing directly to the Contributor, not later than two (2) Business Days following full execution of this Agreement, a letter of credit in an amount of Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000) (and otherwise in form and substance reasonably satisfactory to the Contributor) from an Approved Bank, the terms of which will permit the Contributor to unconditionally draw upon such letter of credit (1) under those circumstances in which Contributor would be entitled to the Escrow Funds pursuant to this Article IV, or (2) in the event that the letter of credit has not been replaced with a substitute letter of credit (in form and substance reasonably satisfactory to the Contributor) at least ten (10) Business Days prior to the expiration of the then-existing letter of credit (and, in the event of any draw pursuant to this clause (2), the proceeds shall constitute the Escrow Funds, shall be paid over to Escrow Agent, and thereafter shall be held and disbursed by Escrow Agent in accordance with the provisions of this Article IV).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

Contributor represents and warrants to the Operating Partnership as follows:

5.1.          Organization, Power and Authority.  Contributor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Virginia.  Contributor has all necessary power and authority to contribute the LLC Interests to the Operating Partnership and perform all of its other obligations, all as contemplated hereunder.  The Persons executing this Agreement on behalf of Contributor have all necessary power and authority to execute and deliver this Agreement on behalf of Contributor, and to bind Contributor to the provisions hereof.

5.2.          No Breach.  Subject to securing the Lender Approval to the transactions contemplated by this Agreement, the execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of Contributor or Owner or any instrument to which Contributor or Owner is a party or by which Contributor, Owner or the Property is bound, or any judgment, decree or order of any Governmental Authority, or any applicable Laws.

5.3.          Title to the LLC Interests.  Contributor is the legal and beneficial owner of the LLC Interests, and at Closing title to the LLC Interests shall be assigned, transferred and contributed to the Operating Partnership free and clear of all Liens, security interests or other encumbrances, other than Permitted Exceptions.

5.4.          No Condemnation.  Neither Owner nor Contributor has received any written notice of, nor does Owner or Contributor have knowledge of, any pending, threatened or contemplated action by any Governmental Authority having the power of eminent domain which might result in the Property or any portion thereof being taken by condemnation or conveyance in lieu thereof.

5.5.          No Assessments.  To Contributor’s knowledge, no assessments have been made against any portion of the Property which are unpaid (except for (1) ad valorem real estate taxes and utility bills not yet due and payable and (2) the anticipated levy of a “Special Tax” by the Board of Supervisors of Fairfax County, Virginia, relating to the Dulles Rail Transportation Improvement District), whether or not they are of public record and whether or not they are payable in installments or have become Liens.  Contributor shall notify the Operating Partnership upon learning of any such assessments (and

Contributor shall certify to the Operating Partnership as of the Closing Date with respect to the status of assessments known to Contributor as of such date).

5.6.          Leases.

(1)                                  Attached hereto as Exhibit C-1 and Exhibit C-2 is a list, which is true, correct and complete in all material respects (together, the “Current Rent Roll”), of all leases, licenses, tenancies, and other rights of occupancy for space within and which are a part of the Real Estate, all as amended, renewed and extended in writing to the date set forth thereon (collectively, the “Leases”).  The Current Rent Roll specifies the following as to each Lease: (a) the name of the tenant under the Lease (the “Tenant”), (b) the date of each agreement forming a part of each Lease, (c) the rentable square footage of the leased premises, (d) the commencement date of the Lease, (e) the expiry date of the existing Lease term, (f) the current annual base rent, and (g) the amount of the required Security Deposit (including any letters of credit).

(2)                                  An updated Rent Roll (an “Updated Rent Roll”) reflecting, as of the Closing Date, written modifications, supplements and other changes in the status of Leases, including terminations of existing Leases and execution of New Leases, shall be prepared and certified by Contributor, and such shall be delivered to the Operating Partnership at Closing.  For purposes of the Updated Rent Roll, the term “Lease” or “Leases” as used herein shall mean (a) all Leases identified on a Current Rent Roll which remain subsisting as of the Closing Date, and (b) all New Leases executed subsequent to the date hereof and prior to Closing which themselves are subsisting as of the Closing Date.  The Updated Rent Roll shall include, if fully executed on or before the Closing Date, any New Leases.  It is expressly acknowledged and understood that Contributor has not represented or warranted and does not and will not represent or warrant that the status of Leases as of the Closing Date will be the same as existing on the date hereof.

(3)                                  (a) Except with respect to the existing Loan, the rents and other sums due or to become due under each Lease have not been assigned, encumbered or subjected to any lien; (b) except for the right of the Tenants in possession under the Leases and permitted and disclosed subleases and other Permitted Exceptions, there are, to Contributor’s knowledge, no parties in possession of, or claiming any possession to any portion of the Property as lessees, tenants at sufferance, trespassers or otherwise; and (c) neither Owner nor Contributor has received any written notice alleging that Owner is in default of its Lease obligations, and, to Contributor’s knowledge, nothing has occurred which, with the giving of notice or passage of time or both, might result in Owner being in default of its Lease obligations.  Notwithstanding anything contained in this Section 5.6 to the contrary, the statements contained in this Section 5.6 are qualified by any matters disclosed in the Estoppel Certificates.  In the event that any of the information contained in the Estoppel Certificates is inconsistent with any of the statements made in this Section 5.6, Contributor and the Operating Partnership shall use commercially reasonable efforts to determine the reason for the inconsistency.  Notwithstanding the foregoing, the Operating Partnership expressly understands and acknowledges that Hunton & Williams may vacate its existing space in the Real Estate on or about December 31, 2005.

5.7.          Title to the Property.  Owner is the legal, record and beneficial owner of the Property in fee, and at Closing title to the Property shall be held by Owner subject only to Permitted Exceptions.

5.8.          Contracts.  There are no Contracts of any kind or description in existence relating to the Property which are not terminable on not more than thirty (30) days’ notice, except as set forth on Exhibit D.  Owner has provided the Operating Partnership with true, correct and complete copies of all the Contracts.  Each of the Property Contracts identified in Part II of Exhibit D will be terminated by the Owner at Closing and the Owner will have no further or continuing liability or obligation under either thereof.

5.9.          Litigation and Other Proceedings.  There are no judgments unsatisfied against Owner or the Property or consent decrees or injunctions to which Owner or the Property are subject, and there is no litigation, claim or proceeding pending or to Contributor’s knowledge threatened against Owner or the Property except (1) such as are insured and being defended by Owner’s insurance carriers (collectively, “Insured Claims”), and (2) ordinary landlord/tenant dispossess actions with respect to the payment of rent or other default under Leases (“Landlord Claims”).  A true, correct and complete list of all Insured Claims and all Landlord Claims is set forth on Exhibit M hereto.

5.10.        No Notice.  None of Richard Gallo, David B. Rubenstein or Mark Pasierb has received any written notice nor does Contributor have knowledge that (a) the Property is in violation of any applicable environmental, use or zoning Law or any applicable building code or (b) that Owner or Contributor is in default under the Loan.

5.11.        No Bankruptcy.  Neither Contributor nor Owner is in the hands of a receiver; neither Contributor nor Owner has filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors’ relief has been entered with respect to Contributor or Owner.

5.12.        Liabilities.  Except as created or disclosed by this Agreement, including by any Exhibit attached hereto, or disclosed in the Owner Property Materials or in the documents referenced herein or therein, to Contributor’s knowledge, neither Contributor nor Owner has any contractual obligations or any other liabilities of any type which, with the giving of notice, passage of time or both, might have a Material Adverse Effect on the Property.

5.13.        Loan Documents.  The Loan Documents described on Exhibit F constitute all of the Loan Documents relating in any manner to the Loan.  To Contributor’s knowledge, the Loan Documents correctly and accurately state the terms and conditions of the Loan.  The outstanding principal balance of the Loan is accurately reflected in Section 3.3(2) as of the date indicated therein.  Owner is not, and to Contributor’s knowledge, no Guarantor or Lender is, in default in the performance of or under any of the Loan Documents (a) with respect to the making of any payments or deposits thereunder or with respect to the delivery of any financial or other reports required thereby or (b) otherwise in any material respect.  Lender is not entitled to any payments, offsets or remuneration of any kind except as set forth in the Loan Documents. As of the date hereof, Owner has complied in all material respects with all requirements of the Loan Documents.  In addition, neither Owner nor Contributor has received any written notice alleging that Owner or Guarantor is in default of any of its obligations under the Loan Documents, and, to Contributor’s knowledge, nothing has occurred which, with the giving of notice or passage of time or both, might result in Owner or Guarantor being in default of any of its obligations under the Loan Documents.

5.14.        Good Faith Efforts.  Contributor shall use good faith efforts to consummate the Closing and fulfill each of the conditions thereto.  Without limiting the generality of the foregoing, Contributor shall employ commercially reasonable efforts to obtain the Tenant Estoppel Certificates required pursuant to Section 8.6 below and to secure the consent of Lender to the Loan Assumption and the Lender Approval.

5.15.                        OP Units Generally.

(1)                                  The Preferred Units shall be convertible into Common Units and the Common Units shall be redeemable for Common Shares or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement.  Contributor acknowledges that the OP Units are not certificated and that, therefore, the issuance of the OP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall be executed and delivered by the REIT at the Closing.

(2)                                  Contributor acknowledges that any OP Units offered hereby are being offered without registration under the Securities Act, and the securities laws of certain states. The OP Units are being offered in reliance on an exemption from registration under Regulation D under the Securities Act and similar state law exemptions.  Contributor hereby warrants and represents to the Operating Partnership that it (a) is acquiring the OP Units being acquired by Contributor hereunder for investment for its own account or for accounts over which it exercises investment control, and not with view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the Securities Act or any applicable state securities law, without prejudice, however, to such Person’s right at all times to sell or otherwise dispose of all or any part of such OP Units pursuant to an effective registration statement under the Securities Act and registration or qualification under any applicable state securities laws, or under an exemption from such registration available under the Securities Act and from such registration or qualification available under any applicable state securities laws, and (b) is knowledgeable, understands the limitations on transfer described in the Partnership Agreement and is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(3)                                  Contributor acknowledges that the ownership of OP Units by it and its rights and obligations as a limited partner of the Operating Partnership (including its right to transfer, encumber, pledge and exchange OP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement.  Contributor acknowledges that it has received and reviewed, prior to the date of this Agreement, (a) the Partnership Agreement, (b) the charter documents and bylaws of the REIT, (c) the REIT’s Annual Report on Form 10-K for the year ended December 31, 2003, (d) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed or furnished by the REIT with or to the Commission since December 31, 2003, and (e) copies of all material press releases, proxy statements and reports to shareholders issued since December 31, 2003, and has otherwise had an opportunity to conduct a due diligence review of the affairs of the REIT and the Operating Partnership and has been afforded the opportunity to ask questions of, and receive additional information from, the REIT regarding the business, operations, conditions (financial or otherwise) and the current prospects of the REIT and the Operating Partnership – as all of the foregoing have been publicly filed as of the date hereof with the Commission or otherwise have been published and are available for inspection as of the date hereof on the REIT’s website.

5.16.                        FIRPTA Matters.  Neither the Contributor nor any of the Designees is a “foreign person” within the meaning of Sections 1445(f) and 7701(b) of the Code.

5.17.                        Lease Commissions.  Except as set forth in Exhibit L, as of the date hereof (1) there do not exist any unpaid Leasing Commissions due or that will come due hereafter (including after the Closing Date) with respect to the current terms of (and current leased premises under) any of the Leases shown on the Current Rent Rolls, and (2) there are no agreements (a) providing for the payment from and after Closing of Leasing Commissions for procuring Tenants for the current term of (and current leased premises under) any of the Leases with respect to the Property, or (b) providing for the payment of any  Leasing Commissions upon the future exercise by any Tenant under any existing Lease of renewal, extension or expansion rights set forth in its Lease.  Contributor shall deliver to the Operating Partnership an updated Exhibit L as of the Closing Date, reflecting the current status of Leasing Commissions as of the Closing Date.

5.18.        Tax Filings.  Owner is not delinquent in its obligations to file federal, state and local income tax returns, and/or limited liability company annual or other filings in Virginia, required to be filed by it, nor to pay federal, state and local income taxes and/or limited liability company annual or other filing fees in Virginia required to be paid by it.  Contributor represents that Owner has been treated as a “disregarded entity” within the meaning of Treasury Regulation Section 301.7701-3(b)(1) throughout the entire term of its existence.  Contributor will cause final income tax returns for Owner to be filed for the partial tax year ending on the Closing Date prior to delinquency, will pay all taxes due from it in connection or as shown on such filings prior to delinquency, and will provide a copy thereof to the Operating Partnership promptly after filing.  In addition, Contributor will, prior to Closing, cause Owner to file all applicable business tax returns, personal property tax returns and/or limited liability company filings in Virginia that are then required to be filed (e.g., for all tax reporting periods that are “closed” as of the Closing Date) even if the date of delinquency for such tax filings would not occur until after the Closing Date, and will pay all taxes and/or fees due in connection with or as shown on such filings.  To Contributor’s knowledge, Exhibit N contains true, correct and complete state and federal tax returns of Owner for calendar years 2002 and 2003.

5.19.                        Hazardous Substances.  Except as disclosed in any of the environmental reports (collectively, the “Environmental Reports”) comprising a part of the Owner Property Materials, or as otherwise disclosed by Contributor to the Operating Partnership in writing, to the knowledge of Contributor (which is based solely on the Environmental Reports and with no knowledge to the contrary, (1) neither the Property nor any of Owner’s operation and management thereof is in violation of any Environmental Law or is subject to any pending or threatened litigation or inquiry by any Authority or to any remedial action or obligations under any Environmental Law; (2) the Property is not now and never has been used for industrial purposes or for the storage, treatment or disposal of hazardous waste, hazardous material, chemical waste, or other toxic substance, and (3) no hazardous substances or toxic wastes have been disposed of or are now located upon the Property in violation of any applicable Environmental Law (including, without limitation, asbestos and PCBs).  Prior to Closing, Contributor agrees to promptly notify the Operating Partnership of any fact of which Contributor or Owner acquires  knowledge that would cause this representation to become false and of any written notice that Contributor or Owner receives regarding the matters set forth in this Section 5.19.  The foregoing is qualified by any hazardous waste, hazardous material, chemical waste or other toxic substance now or formerly on or about the Property used or present in connection with the ordinary development, operation and/or maintenance of the Property in accordance with Environmental Laws.  As used herein the term Environmental Reports specifically includes that certain report entitled “Phase I Environmental Site Assessment Report, Pinnacle Drive Towers, 1751 and 1753 Pinnacle Drive, McLean, Virginia 22102”, TIAA Application Number AAA-2997, dated August 11, 2003, prepared by The Shaw Group, Inc.

5.20.                        Tenant Inducement Costs.  Except as set forth in Exhibit L, as of the date hereof there do not exist any unpaid Tenant Inducement Costs due or that will come due hereafter (including after the Closing Date) with respect to the current terms of (and current leased premises under) any of the Leases shown on the Current Rent Rolls.  Contributor shall deliver to the Operating Partnership an updated Exhibit L as of the Closing Date, reflecting the current status of Tenant Inducement Costs as of the Closing Date.

5.21.                        No Other Agreements.  Other than this Agreement and the Permitted Exceptions, the Property is not subject to any outstanding agreement(s) of sale, or options, rights of first refusal or other rights to purchase.

5.22.                        Owner’s Documents. Contributor has furnished or will furnish to the Operating Partnership a true and complete copy of Owner’s operating agreement and all amendments, modifications and supplements thereto, as well as all articles of organization and any amendments thereto.  To Contributor’s knowledge, such copies: (1) are exact copies of the originals of such documents, as executed and delivered by all of the parties thereto; (2) constitute, in each case, the entire agreement between the parties thereto with respect to the subject matter thereof, and the original instruments in the form delivered to the Operating Partnership are now in full force and effect, and valid and enforceable in accordance with their respective terms, and no party thereto is in default, and no claim of default by any party has been made or is now pending and there does not now exist any default which, after either the giving of notice or the passing of time, or both, will or may constitute a default, or would excuse performance by any party thereto; and (3) have not been changed or amended except for amendments, if any, specifically referred to therein.

5.23.        Limitations Regarding Representations and Warranties.  The representations and warranties of Contributor herein are qualified in their entirety by any matters disclosed by the Owner Property Materials delivered or otherwise made available to the Operating Partnership.  Contributor shall be obligated, liable or responsible to the Operating Partnership for a breach or violation of any representation or warranty contained herein only if and to the extent the Operating Partnership incurs any actual loss or damage as a result of such breach or violation.  Without limiting the foregoing:

(1)                                  In the event the Operating Partnership alleges any breach or violation of any representation or warranty contained herein with respect to any of the Leases or the physical condition of the Property (or any part thereof), Contributor shall be permitted to attempt to mitigate the loss to the Operating Partnership as a result of such breach or violation and the Operating Partnership shall reasonably cooperate with Contributor and Owner (with the Contributor bearing the cost of any reasonable out-of-pocket, third-party cost or expense to the Owner or Operating Partnership in respect thereof) and shall provide Contributor with reasonable access to the Property in connection with such mitigation.

(2)                                  Contributor shall not be obligated, liable or responsible to the Operating Partnership for any inaccuracy of any representation or warranty made by Contributor to the Operating Partnership in this Agreement (a) if such inaccuracy is or becomes known to the Operating Partnership on or prior to the date hereof, or (b) if such inaccuracy becomes known to the Operating Partnership between the date hereof and the Closing Date and the Operating Partnership elects to proceed with the Closing (except that the foregoing exculpation from liability in clauses (a) and (b) shall not extend to any inaccuracy of any representation or warranty made by Contributor to the Operating Partnership in this Agreement which is made knowingly by Contributor with an intent to deceive).  Nothing in this Section shall limit the Operating Partnership’s ability not to proceed to and conclude Closing hereunder pursuant to and in accordance with Section 8.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF
THE OPERATING PARTNERSHIP AND THE REIT

The Operating Partnership and the REIT jointly and severally represent and warrant to Contributor as follows:

6.1.                              Organization, Power and Authority.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Operating Partnership has all necessary power and authority to issue the Preferred Units and the Common Units and to perform all of its other obligations, all as contemplated hereunder.  The person executing this Agreement on behalf of the Operating Partnership has all necessary power and authority to execute and deliver this Agreement on behalf of the Operating Partnership and to bind the Operating Partnership to the provisions hereof.  The Operating Partnership is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failure to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Operating Partnership.

6.2.                              No Breach.  The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the Operating Partnership or any instrument to which the Operating Partnership is a party or by which the Operating Partnership is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

6.3.                              No Bankruptcy.  Neither the Operating Partnership nor the REIT is in the hands of a receiver; neither the Operating Partnership nor the REIT has filed petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors’ relief has been entered with respect to the Operating Partnership or the REIT.

6.4.                              No Inducement.  In entering into this Agreement, neither the Operating Partnership nor the REIT has been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by Contributor, any Affiliate of Contributor, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent Contributor, with respect to the Property, the Condition of the Property or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement.

6.5.                              Good Faith Efforts.  Each of the Operating Partnership and the REIT shall use good faith efforts to consummate the Closing and fulfill each of the conditions thereto.  Without limiting the generality of the foregoing, each of the Operating Partnership and the REIT shall employ commercially reasonable efforts to secure the consent of Lender to the Loan Assumption and the Lender Approval, which shall include agreeing to any reasonable modifications requested by Lender of any term of the Loan; provided, however, neither the Operating Partnership nor the REIT shall have any obligation to agree to any modification of any term of the Loan which would result in a negative impact on the economics of the Operating Partnership’s acquisition of the LLC Interests.

6.6.                              Partnership Agreement.  The Operating Partnership has furnished to Contributor a true and complete copy of the Partnership Agreement and all amendments, modifications and supplements thereto.  The Partnership Agreement is in full force and effect.

6.7.                              No Proceedings.  There is no existing, or to the knowledge of the Operating Partnership, threatened, legal action or governmental proceedings of any kind involving the Operating Partnership, or its assets or its Subsidiaries or its Subsidiaries’ assets or the operation of any of the foregoing, which, if determined adversely to the Operating Partnership, its Subsidiaries or their respective assets, would have a Partnership Material Adverse Effect.

6.8.                              Preferred Units; Common Units; Common Shares.  The Preferred Units and Common Units to be issued to the Contributor and/or the Designees have been duly authorized by all necessary partnership and other action and, when issued by the Operating Partnership, will be duly authorized, validly issued, fully paid and non assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, and will not be subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Operating Partnership or under any agreement to which the Operating Partnership is a party or otherwise.  The Common Shares which may be issued upon conversion or exchange of the

Common Units have been duly authorized and reserved for issuance, and, when issued by the REIT, will be validly issued, fully paid and non assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever, and will not be subject to preemptive or other similar rights arising by operation of law, under the Charter and Bylaws of the REIT or under any agreement to which the REIT is a party or otherwise.  At or prior to Closing, the REIT shall have given such consents and taken such actions as necessary to vest the Contributor and/or each Designee which receives Common Units with the conversion rights set forth in the Partnership Agreement.

6.9.                              The REIT.  With respect to the REIT:

(1)                                  The REIT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland has all requisite power and authority to own, lease and operate its properties and assets as they are now owned, leased and operated and to carry on its business as now conducted and presently proposed to be conducted.  The REIT is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the REIT.  The REIT is the sole general partner of the Operating Partnership.

(2)                                  The REIT has all requisite power and authority to enter into, execute and deliver this Agreement on its own behalf and in its capacity as general partner of the Operating Partnership and to perform fully its obligations hereunder on its own behalf and in its capacity as general partner of the Operating Partnership.  The execution, delivery and performance by the REIT of this Agreement and the other documents to be delivered by the REIT at Closing on its own behalf and in its capacity as general partner of the Operating Partnership, and the consummation by the REIT of the transactions contemplated hereby and thereby at Closing will have been duly and validly authorized by all necessary action on the part of the REIT.  The REIT has obtained (or will, by Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) for it to consummate the transactions contemplated hereby, other than such consents, the failure of which to obtain could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the REIT.

(3)                                  The REIT has furnished to Contributor a true and complete copy of its Charter and Bylaws and all amendments, modifications and supplements thereto.  The REIT is not (a) in violation of its Charter or Bylaws, (b) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan or credit agreement, lease, contract or other material agreement or instrument to which is a party or by which it is bound or to which any of its properties or assets is subject or by which it, or any of them, may be materially affected, or (c) in violation or in conflict with any provision of any legal requirements applicable to the REIT or its assets, except in the case of clauses (b) and (c) for such defaults, violations or conflicts that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the REIT.

(4)                                  There is no existing, or, to the knowledge of the REIT, threatened legal action or governmental proceedings of any kind involving the REIT, any of its assets or its Subsidiaries or its Subsidiaries’ assets or the operation of any of the foregoing, which, if determined adversely to the REIT, its Subsidiaries or their respective assets would reasonably be expected to have a Material Adverse Effect on the REIT.

(5)                                  The REIT qualifies as a real estate investment trust under the Code, and the REIT is organized and operates in a manner that will enable it to continue to qualify as a real estate investment trust under the Code.

(6)                                  The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the REIT or any instrument to which the REIT is a party or by which the REIT is bound, or any judgment, decree or order of any court or governmental body, or any applicable law, rule or regulation.

ARTICLE VII
CONDITIONS PRECEDENT TO THE CONTRIBUTOR’S OBLIGATIONS

Contributor’s obligations to proceed to and conclude Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, of each of the following conditions (any one or more of which may be waived in whole or in part by Contributor, at Contributor’s option):

7.1.                              Accuracy of Representations.  All of the representations and warranties of the Operating Partnership and the REIT contained in this Agreement shall have been true and correct when made.  In addition, all of the representations and warranties of the Operating Partnership and the REIT contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date.  The representations and warranties of the Operating Partnership and the REIT shall also be subject to such changes as may have occurred between the date hereof and the Closing Date, provided that none of such changes shall be reasonably expected to have a Material Adverse Effect (1) on the Preferred Units, the Common Units or the Common Shares, (2) on the Operating Partnership or the REIT, or (3) on the ability of the Operating Partnership or the REIT to perform their obligations under this Agreement.  To evidence the foregoing, there shall be delivered to Contributor at Closing a certificate to that effect, dated the Closing Date, which certificate shall have the effect of a representation and warranty of the Operating Partnership and the REIT made on and as of the Closing Date.

7.2.                              Performance.  The Operating Partnership and the REIT each shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

7.3.                              Documents and Deliveries.  All instruments and documents required on the part of the Operating Partnership or on the part of the REIT to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10.3 hereof, shall be delivered to Contributor and shall be in form and substance consistent with the requirements herein.

7.4.                              Lender Approval.  As and to the extent required by the Loan Documents, Lender shall have approved in writing the Loan Assumption and the assignment, transfer and contribution of the LLC Interests to the Operating Partnership, in form and substance reasonably acceptable to Contributor, the Operating Partnership and the Lender, and shall have fully released and discharged Contributor from all liabilities and obligations under or with respect to the Loan, including fully releasing and discharging Guarantor from all liabilities and obligations under the Loan Documents (“Lender Approval”), except only such liabilities and obligations which, by the terms of the Loan Documents, expressly survive assignment, assumption, transfer or repayment of the Loan (e.g., environmental indemnities to the extent of matters occurring prior to the Closing Date) (“Surviving Loan Obligations”).

ARTICLE VIII
CONDITIONS PRECEDENT TO
THE OPERATING PARTNERSHIP’S OBLIGATIONS

The Operating Partnership’s obligations to proceed to and conclude Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in whole or in part by the Operating Partnership, at the Operating Partnership’s option):

8.1.                              Accuracy of Representations.  All of the representations and warranties of Contributor contained in this Agreement shall have been true and correct when made.  In addition, all of the representations and warranties of Contributor contained in this Agreement (except for those set forth in Section 5.6 which shall be updated as of the Closing Date as provided in such section) shall be true and correct on the Closing Date with the same effect as if made on and as of such date.  In clarification of the foregoing, the other representations and warranties of Contributor shall also be subject to such changes as may have occurred between the date hereof and the Closing Date provided that none of such changes shall be reasonably expected to have a Material Adverse Effect (1) on the LLC Interests, (2) on the Owner or the Property, or (3) on the ability of the Contributor to perform its obligations under this Agreement.  To evidence the foregoing, there shall be delivered to the Operating Partnership at Closing a certificate to that effect, dated the Closing Date, which certificate shall have the effect of a representation and warranty of Contributor made on and as of the Closing Date.

8.2.                              Performance.  Contributor shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

8.3.                              Documents and Deliveries.  All instruments and documents required on Contributor’s part to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10.2 hereof, shall be delivered to the Operating Partnership and shall be in form and substance consistent with the requirements herein.

8.4.                              Lender Approval.  Lender Approval shall have been secured.  For purposes of this Section 8.4, Lender Approval shall not require any release or discharge of Guarantor from any of its liabilities or obligations under the Loan Documents (which release or discharge is a condition to Contributor’s obligations under Section 7.4, and may be waived in whole or in part by Contributor as provided for therein and in Article VII generally).

8.5.                              Tenant Estoppels.  Contributor shall have delivered to the Operating Partnership and the Owner estoppel certificates not later than two (2) Business Days prior to Closing (on substantially the respective forms and containing substantially the respective information attached hereto as Exhibit G-1), dated within sixty (60) days prior to the Closing Date (collectively, “Estoppel Certificates”), from the following Tenants: (1) Wachovia Bank, National Association; (2) Hunton & Williams; (3) Miles & Stockbridge, P.C.; (4) PricewaterhouseCoopers LLP; and (5) Octagon, Inc.  With respect to the Estoppel Certificates:

(1)                                  If and to the extent a Tenant is not required to provide an estoppel with respect to the matters set forth on the form attached hereto as Exhibit G-1 under the terms of its Lease, then Contributor shall request that the Tenant nevertheless execute an estoppel in the form attached hereto as Exhibit G-1 and shall use commercially reasonable efforts to obtain such executed estoppel, but the final executed Estoppel Certificates need only contain the matters set forth on Exhibit G-1 to the extent the Tenant is required to provide an estoppel with respect to such matters under the terms of its Lease.

(2)                                  If one or more Estoppel Certificates has not been obtained by a Tenant as required hereby on or prior to Closing, then, at Contributor’s option, Contributor shall be permitted to substitute its own certificate in place thereof (a “Contributor Certificate”), any such Contributor Certificate to be substantially in the form of Exhibit G-2 hereto and to contain substantially identical information to that which is set forth in the corresponding Estoppel Certificate that was not received.  Notwithstanding the foregoing, if after the Closing an Estoppel Certificate is obtained from a Tenant with respect to which a Contributor’s Certificate was previously delivered, such Estoppel Certificate shall replace the Contributor’s Certificate previously delivered with respect to such Tenant (and such Contributor’s Certificate previously delivered shall be null and void).  The right to provide a Contributor Certificate as aforesaid shall not extend to Wachovia Bank, National Association, with respect to which an Estoppel Certificate executed by such Tenant shall be required as set forth in this Section 8.5.

8.6.                              New Leases.  Each of the New Leases, if any and if executed prior to Closing, shall contain the applicable business terms set forth on Exhibit K hereto or such other terms as the Contributor and the Operating Partnership may agree.

ARTICLE IX
SATISFACTION OR FAILURE OF CONDITIONS

9.1.                              Lender Approval.  Contributor and the Operating Partnership shall use all reasonable efforts to apply for and secure the Lender Approval.  In furtherance of the foregoing:

(1)                                  The Operating Partnership shall at its sole cost and expense promptly provide to Lender such financial information, and shall join in and execute such applications, assumptions and other documentation, as the Lender may from time to time reasonably request or require in order fully to secure the Lender Approval, including, without limitation, the Operating Partnership shall provide Lender with a suitable entity to assume the obligations of Contributor as Guarantor under the Loan Documents, including without limitation all of Guarantor’s non-recourse carve-out and environmental indemnity obligations under the Loan Documents from and after the Closing Date (at the request of the Lender, such successor “Guarantor” will be the Operating Partnership itself).  Contributor shall initially take the lead in applying for and seeking Lender Approval, and the Operating Partnership shall cooperate fully with Contributor in the process.  Under the terms of the Loan Documents, the application for Lender Approval as aforesaid shall take into account the fact that the transaction contemplated by this Agreement should be deemed to be and characterized as a “Permitted Transfer” as defined in the Loan Documents, not requiring an absolute consent by the Lender thereunder but requiring instead satisfaction of certain conditions, including certain approvals by the Lender in respect of and related to satisfaction of such conditions.  Each party shall keep the other promptly and reasonably informed of its progress in applying for and securing such Lender Approval as aforesaid.

(2)                                  If Contributor receives written notice from the Lender that Lender will not grant the Lender Approval, Contributor will promptly provide a copy of such notice to the Operating Partnership.  In such case, either party may terminate this Agreement by written notice to the other, in which event the Escrow Funds posted by the Operating Partnership shall be returned to it in full, and this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement.

(3)                                  The Operating Partnership has read and approved all of the Loan Documents, all of which are acceptable and satisfactory to the Operating Partnership.

(4)                                  At the Closing, the Contributor shall pay any and all transfer fees and loan assumption fees, if any, and all Lender’s costs related thereto and related recording fees (however denominated) (collectively, the “Loan Fee”), all in connection with the Loan Assumption and the Lender Approval and as required under the Loan Documents.  Under the terms of the Loan Documents, the application for Lender Approval as provided for herein shall take into account, as set forth above, the fact that the transaction contemplated by this Agreement should be deemed to be and characterized as a “Permitted Transfer” and as an “UPREIT transaction” as defined in or contemplated by the Loan Documents; and, therefore, such “UPREIT transaction” should not be subject to payment of a transfer fee or other loan assumption fee under the Loan Documents.

9.2.                              Failure by Reason of a Default.  If any condition required herein shall have failed by reason of a default or breach by a party of any of its representations, warranties or covenants contained herein, then the aggrieved party shall be permitted and entitled to pursue the remedies available to it in the event of a default as set forth in Section 19 hereof.

9.3.                              Failure Without a Default.  If any condition required herein shall have failed not by reason of a default or breach by a party hereunder, then, unless such failure of condition is waived: (1) all Owner Property Materials delivered by Contributor or Owner to the Operating Partnership shall be returned to Contributor, and all OP Property Materials, to the extent within the Operating Partnership’s possession or control, shall be delivered to Contributor (at no out-of-pocket cost to the Operating Partnership) without any representation or warranty from the Operating Partnership; provided, however, that the Operating Partnership shall have no obligation to obtain any third party consents or approvals for Contributor to rely on such OP Property Materials; (2) upon satisfaction by the Operating Partnership of the delivery requirements in clause 9.3(1) above, the Escrow Funds shall be returned to the Operating Partnership; and (3) this Agreement shall terminate and no longer shall be of any force or effect, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement.

9.4.                              No Other Conditions. It is expressly understood and agreed that the only conditions to the respective obligations of Contributor and the Operating Partnership to consummate Closing hereunder are as set forth in Sections 7 and 8 hereof, respectively.

ARTICLE X
CLOSING; DELIVERIES AT CLOSING.

10.1.                        Date, Time and Place.

(1)                                  Subject to the remaining provisions in this Section 10.1, the Closing will take place on September 15, 2004 (the “Scheduled Closing Date”).  The Closing will take place at 10:00 A.M. (Eastern time) on the Scheduled Closing Date, at the offices of Contributor in Philadelphia, Pennsylvania (or at the offices of Contributor’s counsel in Philadelphia, Pennsylvania), or on such earlier date or at such other time or place as Contributor and the Operating Partnership may mutually agree in writing, and in such a manner and at such time so that Contributor shall receive the full Cash Consideration on the Closing Date by 2:00 P.M. such that Contributor is able to deposit such amount and receive interest on such amount for the Closing Date.  Time is understood to be of the strict essence hereof except for the right in Contributor and the Operating Partnership to extend the Scheduled Closing Date as provided for in Section 10.1(2).

(2)                                  The Scheduled Closing Date may be extended for any one or a combination of the following reasons:

(a)                                  Either Contributor or the Operating Partnership will have the right to extend the Scheduled Closing Date from time to time until (but not later than) the Outside Date, on five (5) days prior written notice to the other, if the sole reason that the Closing has not occurred is due to the failure to obtain the Lender Approval and/or the Estoppel Certificates required hereby, and the party so electing to extend (i.e., either Contributor or the Operating Partnership) reasonably believes that such Lender Approval and/or Estoppel Certificates can be obtained within such extension period.

(b)                                 Contributor will have the right to extend the Scheduled Closing Date from time to time until (but not later than) the Outside Date, on five (5) days prior written notice to the Operating Partnership, for any reason, in Contributor’s sole judgment, relating to the sequencing and timing of other transactions related to other properties in Contributor’s portfolio (with the understanding, nevertheless, that a closing or any other event with respect to any such other transaction is not in any respect a condition to Contributor’s obligations hereunder).

(c)                                  Contributor will have the right to extend the Scheduled Closing Date as provided for in Section 13.4.

(3)                                  If either Contributor or the Operating Partnership shall so exercise its right to extend the Scheduled Closing Date as provided for in Section 10.1(2)(a), then either party shall be permitted to set the new Closing Date (after satisfaction or waiver of the condition described in Section 10.1(2)(a), as applicable, which gave rise to the right so to extend) by not less than three (3) Business Days’ notice to the other (or if both parties shall give a notice as aforesaid setting the new Closing Date, then the earliest Closing Date so set shall be the Closing Date hereunder).

(3)                                  If Contributor shall so exercise its right to extend the Scheduled Closing Date as provided for in Section 10.1(2)(b) or (c), then Contributor shall be permitted to set the new Closing Date (after satisfaction or waiver of the event or other condition described in Section 10.1(2)(b) or (c), as applicable, which gave rise to the reason or right so to extend) by not less than three (3) Business Days’ notice to the Operating Partnership.

10.2.                        Deliveries by Contributor.  At Closing, Contributor shall deliver to the Operating Partnership the following:

(1)                                  An Assignment, duly executed and acknowledged by Contributor, assigning and contributing to the Operating Partnership all of Contributor’s right, title and interest in and to the LLC Interests, substantially in the form of Exhibit O hereto (the “Assignment”).

(2)                                  A counterpart of the Tax Protection Agreement, duly executed by Contributor and the Designees.

(3)                                  A counterpart of the Partnership Agreement Amendment, duly executed by Contributor and the Designees.

(4)                                  The updated Exhibits required by Sections 5.17, 5.20 and 16.9(1).

(5)                                  To the extent in Contributor’s possession, originals of all Leases, originals of all Retained Contracts and Construction Contracts, and originals or copies of all Owner Property Materials and all other records and files, including all Tenant correspondence files and also including all bills and statements for all operating and other expenses of the Property relating to the leasing, operation and maintenance of the Property.

(6)                                  The Updated Rent Roll and certificates required by Sections 5.6 and 8.1.

(7)                                  Notices to Tenants, substantially in the form of Exhibit P hereto (a “Tenant Notice”), directing that rent and other payments thereafter be sent and directed to the Owner (or its agent) at the address provided by the Operating Partnership at Closing, unless otherwise directed by the Owner.

(8)                                  Notices to contractors and other vendors under the Retained Contracts and the Construction Contracts, substantially in the form of Exhibit Q hereto (a “Contractor Notice”), directing that all future notices and other matters relating to the Retained Contracts and the Construction Contracts thereafter be sent and directed to the Owner (or its agent) at the address provided by the Operating Partnership at Closing, unless otherwise directed by the Owner.

(9)                                  If and to the extent in Contributor’s possession, originals or copies of all certificates of occupancy, licenses, permits, authorizations, consents and approvals issued by any Governmental Authority having jurisdiction over the Property.

(10)                            All “as built” plans (including CAD diskettes), specifications, surveys or other documents relating or pertaining to the Property in the possession of Contributor, including, but not limited to, all records relating to repair, renovation and maintenance of the Property.

(11)                            Such owner’s affidavits as the Title Insurer shall reasonably require in order to issue, without extra charge, policies of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed prior to Closing, other than work for which the Operating Partnership shall be responsible pursuant to Section 11.7(1).

(12)                            Keys or combinations to all locks at the Property in the possession of Contributor.

(13)                            A certificate with respect to Section 1445 of the Code, stating that neither Contributor nor any Designee is a “foreign person” as defined in such Section 1445 and applicable regulations thereunder.

(14)                            Documentation, in form and substance reasonably satisfactory to the Operating Partnership, confirming and evidencing the following matters: that Contributor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; that Contributor has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by Contributor  hereunder have been duly authorized by all necessary action on the part of Contributor; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of Contributor have the legal power, right and authority to bind Contributor.

(15)                            Documentation, in form and substance reasonably satisfactory to the Operating Partnership, confirming and evidencing that Owner is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

(16)                            Such other items required of Contributor as set forth elsewhere herein, including, without limitation, an affidavit/indemnity in form reasonably satisfactory to Contributor and the Title Company (such to be in favor of the Title Company and necessary to have the Title Company issue a “non-imputation endorsement” in the Operating Partnership’s and Owner’s final policy of title insurance).

10.3.                        Deliveries by the Operating Partnership and the REIT.  At Closing, the Operating Partnership and the REIT shall deliver to Contributor the following:

(1)                                  A wire transfer of immediately available federal funds, to an account designated by Contributor, in an amount equal to the Cash Consideration (less that portion of the Cash Consideration which shall be paid from and out of the Escrow Funds).  In addition, the Operating Partnership shall authorize, direct and cause the Escrow Agent to make a further wire transfer of immediately available federal funds, to an account designated by Contributor, in the full amount of the Escrow Funds, as contemplated in Section 4.2(1) above.

(2)                                  The Preferred Units or Common Units, as applicable, in either case duly issued by the Operating Partnership in the names of Contributor and any applicable Designee in accordance with Section 2.2.

(3)                                  A counterpart of the Tax Protection Agreement, duly executed by the Operating Partnership and the REIT.

(4)                                  A counterpart of the Partnership Agreement Amendment, duly executed by the REIT (as general partner of the Operating Partnership).

(5)                                  A counterpart of the Assignment, duly executed by the Operating Partnership.

(6)                                  Documentation evidencing (a) the Operating Partnership’s and the Owner’s (and, to the extent of matters covered by a guaranty and required by Lender, a Guarantor’s) acceptance and assumption of the Loan Documents and the Loan, all as prepared by and in form and substance reasonably satisfactory to the Lender and the Operating Partnership, and as Lender may reasonably request or require in connection with the granting of Lender Approval and the effectuation of the Loan Assumption, and (b) the full and complete release by Lender of Contributor (as Guarantor) from each of its obligations and liabilities under or pursuant to the Loan Documents, except only for Surviving Loan Obligations, such release to be prepared by Contributor and in form and substance satisfactory to Contributor and Lender.

(7)                                  The certificate required by Section 7.1.

(8)                                  Documentation, in form and substance reasonably satisfactory to Contributor and Lender, confirming and evidencing the following matters: that the Operating Partnership is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware; that the Operating Partnership has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by the Operating Partnership hereunder have been duly authorized by all necessary action on the part of the Operating Partnership; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of the Operating Partnership have the legal power, right and authority to bind the Operating Partnership under the terms and conditions stated herein.

(9)                                  Documentation, in form and substance reasonably satisfactory to Contributor and Lender, confirming and evidencing the following matters: that the REIT is a real estate investment trust, duly formed, validly existing and in good standing under the laws of the State of Maryland; that the REIT has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by the REIT hereunder have been duly authorized by all necessary action on the part of the

REIT; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of the REIT have the legal power, right and authority to bind the REIT under the terms and conditions stated herein.

(10)                            A counterpart of the Tenant Notices, duly executed by the Operating Partnership.

(11)                            A counterpart of the Contractor Notices, duly executed by the Operating Partnership.

(12)                            Such other items required of the Operating Partnership or the REIT as set forth elsewhere herein.

10.4.                        Liabilities.  Except as otherwise provided for in this Agreement, the Operating Partnership shall not assume or take subject to any liabilities and obligations of the Contributor, and Contributor shall pay the same as they mature and shall hold the Operating Partnership harmless with respect to all thereof.  Subject, nevertheless, to the terms of this Agreement, all liabilities and obligations of the Property accruing prior to, on or after the Closing Date shall be the responsibility of the Owner and the Owner shall pay the same as they mature and shall hold Contributor harmless with respect to all thereof.  This Section 10.4 shall survive Closing.

10.5.                        Closing Statement.  At Closing, Contributor and the Operating Partnership shall execute and deliver (and Contributor shall cause the Owner to execute and deliver) one or more Closing Statements prepared by Contributor and reasonably satisfactory to both Contributor and the Operating Partnership (a “Closing Statement”), which shall, among other items, set forth the Agreed Value, the principal balance of the Loan, the Reimbursement Payment, the Cash Contribution, the amounts of all prorations and other adjustments set forth herein and all disbursements made at Closing on behalf of the Operating Partnership, the Contributor and the Owner.  In addition, the Closing Statement(s) shall confirm that the representations and warranties of Contributor, the Operating Partnership and the REIT set forth in this Agreement are true and correct as of the Closing and shall survive the Closing to the extent herein set forth, and the Closing Statement(s) shall include a representation from Contributor, the Operating Partnership and the REIT that all obligations of Contributor, the Operating Partnership and the REIT hereunder, respectively, to be performed at or prior to Closing have been performed in full.

10.6.                        Availability of Certain Materials After Closing.  The Operating Partnership shall cause all of the materials described in Section 10.2(5) above to be reasonably available to Contributor for a period of three (3) years after Closing.

ARTICLE XI
APPORTIONMENTS; EXPENSES

11.1.                        Apportionments Generally.

(1)                                  Except as otherwise specifically provided below, all expenses, charges and other obligations relating to the operation of the Property (including, without limitation, real estate taxes; expenses, charges and other obligations under the Leases, the Assigned Contracts and the Loan) shall be pro rated between the Operating Partnership and the Contributor on a per diem basis as of 11:59 P.M. on the Pro Ration Date.  For purposes of the pro rations contained in this Article XI, the Operating Partnership shall be deemed to be the owner of the LLC Interests for the entire Closing Date.  Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method.

(2)                                  In furtherance of the foregoing: (a) any bills, invoices or other payments that are apportionable hereunder and that are received by Contributor or the Owner following Closing or otherwise become due following Closing, shall in the first instance be paid by the Owner, and upon evidence of the payment thereof, Contributor shall reimburse the Owner its apportioned share thereof in accordance with the provisions of this Article XI, and (b) any bills, invoices or other payments that relate to periods prior to Closing and are received by Contributor or the Owner following Closing or otherwise become due following Closing, shall be sent to Contributor and shall be paid for by Contributor when due.  To the extent possible, the parties shall undertake to have services or contracts effectively terminated on the Pro Ration Date in order to avoid (to the extent practicable) post-Closing prorations of such items.

(3)                                  All apportionments and adjustments set forth in this Article XI hereof and elsewhere in this Agreement shall be accounted for separately at Closing and shall be reflected on the Closing Statement, and the net amount thereof shall be paid, as applicable, (a) by Contributor to the Operating Partnership (if the net credit of all such apportionments and adjustments results in a credit to the Operating Partnership) or (b) by the Operating Partnership to Contributor (if the net credit of all such apportionments and adjustments results in a credit to the Contributor).

11.2.                        Taxes.  All ad valorem real estate taxes, charges and assessments shall be pro-rated and apportioned between Contributor and the Operating Partnership at Closing on a per diem basis as of 11:59 P.M. on the Pro Ration Date, apportioned on the basis of the fiscal year of the authority or other person levying the same.  If any of the same have not been finally assessed, as of the Closing Date, for the current fiscal year of the taxing authority or other person assessing or charging the same, then the same shall be adjusted appropriately at Closing based upon the most recently issued bills therefor, and shall be readjusted immediately when and if final bills are issued.  To the extent there are any interest or penalties associated with the payment of any taxes, such interest and penalties shall be allocated to the party who is responsible for the payment of the tax generating such interest or penalty.  The parties acknowledge the following: (1) ad valorem real estate taxes (including a “Gypsy Moth Tax”) assessed against the Real Estate are assessed on a calendar year basis; (2) such real estate taxes are currently due in two substantially equal installments for calendar year 2004, with the first installment due on or before July 28, 2004 and the second installment due on or about December 1, 2004; (3) the total such real estate taxes due for calendar year 2004 are $633,683.54 (which are due in two substantially equal installments as aforesaid of $316,841.77 each); and (4) the first such installment (in the amount of $316,841.77) was paid on or about July 20, 2004.

11.3.                        Utilities.  Charges for water, electricity, sewer rental, gas, telephone and all other utilities shall be pro rated on a per diem basis as of 11:59 P.M. on the Pro Ration Date, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same.  If the consumption of any of the foregoing is measured by meters, then if possible and as an attempt to effectively allocate and apportion charges for such service, Contributor shall use commercially reasonable efforts to obtain a reading of each such meter on the Closing Date and determine the usage of such service as of 11:59 P.M. on the Pro Ration Date and Contributor shall pay all charges thereunder through the date of the meter readings.  If there is no such meter or if a reading is not taken as of the Pro Ration Date, or if the bills for any of the foregoing have not been issued prior to the date of the Closing, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued.  Contributor and the Operating Partnership shall cooperate to cause the return to Contributor of any deposits to utility companies previously made by Contributor or Owner (all of which deposits shall become the property of Contributor).

11.4.                        Rents and Leases.

(1)                                  All base rent, additional rent and other sums actually paid under the Leases (including, without limitation, amounts owed by Tenants at the Property as periodic estimates of the costs of utilities, insurance, maintenance, repairs and other operating expenses), shall be prorated and apportioned between the Contributor and the Operating Partnership at Closing on a per diem basis as of 11:59 P.M. on the Pro Ration Date, provided that delinquent amounts shall not be considered in such calculation.  After the Closing Date, payments of monthly base rent received by the Operating Partnership or the Owner shall be applied (a) first, to current base monthly rent due and owing to the Owner, (b) second, to past-due base monthly rent owing to Owner and starting with the most recent delinquency, and (c) third, after the foregoing amounts are paid in full, to past-due base monthly rent unpaid for the period prior to the Closing Date, which amounts shall be payable to Contributor after deducting therefrom any of the Operating Partnership’s costs of collection, including, without limitation, reasonable attorneys’ fees.  The Operating Partnership will have no obligation to incur any cost or expense or institute any litigation to collect delinquent rents, percentage rents, or other costs or charges owed to Contributor, and Contributor will not exercise any right to collect such amounts unless the Operating Partnership fails to use reasonable efforts to do so.  If the Operating Partnership fails to use reasonable efforts to collect such delinquent amounts, Contributor shall have the right to pursue all rights and remedies against the Tenants to recover any such delinquencies, except that Contributor shall not be entitled to threaten to dispossess such Tenants or to institute suit against any Tenant under the Leases.

(2)                                  The Operating Partnership shall receive a credit at Closing for all rents and other charges actually collected prior to Closing to the extent relating to any period after Closing.

(3)                                  With respect to rents and other charges uncollected at Closing and owed by non-occupants of the Improvements at Closing for any period before Closing, Contributor shall retain all rights relating thereto (including the right to collect all such rents and charges), and Contributor shall receive no proration credits from the Owner.  All amounts collected by Contributor relating thereto shall be retained by Contributor, and all such amounts received by the Operating Partnership or the Owner with respect thereto shall be forthwith paid over to Contributor.

(4)                                  Any and all Post-Closing Tenant Costs shall be taken into account on a dollar-for-dollar basis in the determination of the Equity Value (in the manner set forth in the definition of that term).  The Operating Partnership and/or the Owner shall, after Closing, continue to fund the Escrow Reserves (which includes the PWC Escrow Reserve).

(5)                                  The provisions of this Section 11.4 shall survive Closing.

11.5.                        Security Deposits.  Contributor shall deliver to the Owner at Closing, by adjustment entry on the Closing Statement delivered at Closing, the amounts of all Security Deposits and advance rentals which may have been received from Tenants under the Leases and which are still held by Owner or Contributor, together with interest thereon which is or may become due to any Tenant under the provisions of any Lease or applicable law.  In connection with the foregoing, Contributor shall provide the Operating Partnership with a certified schedule of such Security Deposits and advance rentals, which schedule shall set forth the name of each Tenant and the amount of its respective Security Deposit and advance rentals, and any interest on any thereof.  Notwithstanding the foregoing, any Security Deposit held in the form of a letter of credit shall be delivered at Closing to the Owner and there shall be no adjustment or credit on the Closing Statement in connection therewith.

11.6.                        Expenses.  Each party shall be responsible for and shall pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, (1) all costs and expenses stated herein to be borne or shared by a party, and (2) all of their respective accounting and legal fees.  Contributor, in addition to Contributor’s other expenses, shall be responsible for and shall pay: (x) costs incurred to repay any liens encumbering the Property (except liens securing the Loan which are intended to be assumed by the Company as provided for elsewhere herein or which otherwise constitute Permitted Exceptions), and (y) all transfer or assumption fees and other costs related to the assignment and assumption of the Loan (including the Loan Fee).  The Operating Partnership, in addition to the Operating Partnership’s other expenses, shall be responsible for and shall pay: (a) all title insurance premiums and costs for title searches, examinations, services and endorsements, including the costs of a non-imputation endorsement, if applicable, and also including, without limitation, all survey costs and fees, (b) all costs and expenses associated or connected with the conduct of the Operating Partnership’s inspections, including engineering, environmental reports and lease and expense audits, and the like, (c) all applicable sales taxes (if any) in respect of the Personalty, and (d) any and all charges of the Escrow Agent for performing its duties as escrow agent.  In no event shall the Owner be responsible to pay any of the costs or expenses set forth in this Section 11.6.  The parties understand and intend that, under applicable Law, the transaction as structured under this Agreement (i.e., the contribution of the LLC Interests) is a transaction that is not subject to the imposition of any grantor’s taxes or any state or county realty transfer taxes or stamps.  If for any reason the transaction hereunder is subject to any such grantor’s taxes or state or county realty transfer taxes or stamps, then the cost and expense thereof shall be paid by Contributor and the Operating Partnership in equal shares.

11.7.                        Leasing Costs.  Subject to the limitations and provisions of Section 11.4 above and Section 16.2 below and provided that the transaction contemplated hereby shall close:

(1)                                  The Operating Partnership shall be responsible for, and, if applicable, shall reimburse Contributor for (a) all Tenant Inducement Costs and Leasing Commissions which become due and payable (whether before or after Closing) (i) as a result of any renewals or expansions of existing Leases, approved in accordance with Section 16.2 hereof, between the date of this Agreement and the Closing Date, and (ii) under any New Leases, and (b) with respect to any and all existing Leases, all Tenant Inducement Costs and Leasing Commissions which become due and payable from and after the Closing Date relating to events (i.e., renewals, expansions, etc.) occurring from and after the Closing Date.

(2)                                  With respect to any and all existing Leases, Contributor shall be responsible for, and, if applicable, shall reimburse the Operating Partnership for all Tenant Inducement Costs and Leasing Commissions which become due and payable from and after the Closing Date other than (a) any Tenant Inducement Costs and Leasing Commissions relating to events (i.e., renewals, expansions, etc.) occurring from and after the Closing Date, (b) any Tenant Inducement Costs that become due and owing during the course of a Lease term (e.g., painting, carpeting or other refurbishing allowances), and (c) any Tenant Inducement Costs and Leasing Commissions identified in clause (1)(a)(i) of this Section 11.7.

11.8.                        Loan.  Interest, costs, expenses and credits related to the Loan will be adjusted and apportioned between Contributor and the Operating Partnership in accordance with the following: (1) prepaid or accrued interest will be apportioned as of the Pro Ration Date; (2) Contributor will be credited with the amounts (including accrued interest) of any escrow and other sums on deposit with Lender (including the PWC Escrow Reserve and the Tax and Insurance Escrow Reserve) and such escrow amounts and other sums shall remain on deposit with Lender in accordance with the Loan Documents; (3) Contributor will pay the costs and expenses in connection with the request for and granting of Lender Approval and the Loan Assumption, including the Loan Fee (if any) and the attorneys’ fees charged by the Lender in conjunction with the Loan Assumption; and (4) the Operating Partnership will bear the cost of its own production of information, review of documentation, counsel and other matters related to the Lender Approval and the Loan Assumption.

11.9.                        Claims.  At Closing, Contributor will continue to retain the benefit of, and will bear any costs and liabilities associated with, the Insured Claims and the Landlord Claims.  Owner and the Operating Partnership shall reasonably cooperate with Contributor and Contributor’s insurer(s) following Closing, with respect to the defense or prosecution of such claims.

11.10.                  Cash and Cash Equivalents.  Contributor will be credited with the amounts (including accrued interest) of any cash deposits and balances or cash equivalents in any bank account or other depository in the name of Owner, the signature authority for all of which shall be transferred at Closing to such Person or Persons as the Operating Partnership may designate in writing at or prior to Closing.  Contributor will in any case retain the right to withdraw a portion or all of any funds in any such account or other depository prior to Closing.  The foregoing provisions in this Section 11.10 shall not apply to Security Deposits, which shall be delivered or otherwise adjusted as provided for in Section 11.5.

11.11.                  Survival; Reconciliation.  The provisions of this Article XI shall survive a Closing hereunder and the provisions of Section 11.6 shall also survive a termination of this Agreement.  To the extent that errors are discovered in, or additional information becomes available with respect to, the prorations and allocations made at Closing, Contributor and the Operating Partnership agree to make such post-Closing adjustments as may be necessary to correct any inaccuracy; however, all prorations shall be final no later than ninety (90) days after Closing, except for: (1) prorations and allocations of ad valorem taxes, which shall be finalized within thirty (30) days after receipt of the final tax bill for the tax year in which the Closing occurs, (2) prorations and allocations of tenant reimbursables, which shall be finalized within ninety (90) days after the reconciliations for calendar year 2004 have been completed, and (3) prorations or allocations that are then currently in dispute, which shall be finalized when any such dispute is resolved.

ARTICLE XII
DAMAGE OR DESTRUCTION; CONDEMNATION

12.1.                        Damage or Destruction.  If at any time prior to the Closing Date all or any material portion of the Property is destroyed or damaged as a result of fire or any other casualty and the cost of restoring such damage exceeds or is reasonably anticipated to exceed $5,000,000, or any Tenant under a Material Lease has the right to terminate its Lease as a result of such casualty and such Tenant has not waived such right in writing, or access to the Property is materially and adversely impaired, then, at the election of the Operating Partnership, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except under such provisions which shall expressly survive a termination of this Agreement, and the Escrow Funds to the extent then made shall be returned to the Operating Partnership.  Contributor shall give the Operating Partnership prompt written notice of any casualty.  The election to terminate provided for hereby must be exercised by the Operating Partnership (or will be deemed to have been waived) by written notice to Contributor to that effect, which notice is received by Contributor on or before the tenth (10th) day following the Operating Partnership’s receipt of written notice from Contributor of a casualty permitting termination hereunder.  If the Operating Partnership shall not elect so to terminate, the Operating Partnership will be entitled to receive all insurance proceeds of any such casualty provided a Closing hereunder shall occur, and in that event Contributor will take at Closing all action necessary to assign its interest in any such proceeds to the Operating Partnership and the Operating Partnership shall receive a credit for any applicable deductible or retention amount not paid by Contributor under such insurance policies.

12.2.                        Condemnation.  Any Material Taking of all or any part of the Property between the date of this Agreement and the Closing Date will, at the election of the Operating Partnership, cause a termination of this Agreement.  The election to terminate provided for hereby must be exercised by the Operating Partnership (or will be deemed to have been waived) by written notice to Contributor to that effect, which notice is received by Contributor on or before the tenth (10th) day following the Operating Partnership’s receipt of written notice from Contributor of the Material Taking and in the event of any such termination, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except under such provisions which shall expressly survive a termination of this Agreement, and the Escrow Funds to the extent then made shall be returned to the Operating Partnership.  If the Operating Partnership shall not elect so to terminate, the Operating Partnership will be entitled to receive all proceeds of any such taking or condemnation provided the a Closing hereunder shall occur, and in that event Contributor will take at Closing all action necessary to assign its interest in any such award to the Operating Partnership.  Contributor shall give the Operating Partnership prompt written notice of any taking that is threatened in writing if and as received by Contributor.

12.3.                        No Termination.  If there is partial or total damage or destruction or condemnation or taking, as above set forth, and if the Operating Partnership does not elect to terminate (or if the Operating Partnership is not permitted to terminate under the terms of Section 12.1 or 12.2 above) this Agreement as therein provided, then (1) this Agreement shall continue in full force and effect in accordance with its terms and Closing hereunder shall take place in accordance with such terms and without abatement to or other adjustment of the Agreed Value; and (2) all insurance and all condemnation proceeds paid or payable to Contributor (less any insurance deductible applicable thereto) shall belong to the Operating Partnership and shall be paid over and assigned to the Operating Partnership at Closing, and Contributor shall further execute all assignments and any other documents or other instruments as the Operating Partnership may reasonably request or as may be necessary to transfer all interest in all such proceeds to the Owner or to whomever the Operating Partnership shall direct.

ARTICLE XIII
TITLE; FAILURE OF TITLE; EXAMINATION OF TITLE

13.1.                        Title.  Title to the Property at Closing will be free and clear of all Liens, tenancies, leases, restrictions, encumbrances, charges, security interests, covenants and easements of every kind, except only Permitted Exceptions.  Except for Permitted Exceptions, title to the Property will be good and marketable and such as will be insured by Title Insurer at the regular rates.

13.2.                        Failure of Title.  If Contributor is unable to give good and marketable title and such as will be insured by Title Insurer at the regular rates subject only to Permitted Exceptions, then the Operating Partnership will have the option of (1) accepting such title as Contributor is able to provide, with no deduction from or adjustment of the Agreed Value, except to the extent of Liens of a fixed or ascertainable amount, or (2) declining to consummate the transactions contemplated herein; and in the latter event the Operating Partnership will be repaid forthwith the Escrow Funds, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except under such provisions which shall expressly survive a termination of this Agreement.

13.3.                        Examination of Title.  The Operating Partnership may at or prior to Closing notify Contributor in writing of any objections to title (which would prevent title in the Owner at Closing to be good and marketable subject only to Permitted Exceptions) arising between the date of this Agreement and the Closing Date (a “Notice of Title Objections”).  The Notice of Title Objections, if and when delivered by the Operating Partnership to Contributor (the date of such delivery is referred to herein as the “Title Objection Date”), shall enumerate with specificity all title exceptions and objections which are acceptable to the Operating Partnership, and all title exceptions or objections which are unacceptable to the Operating Partnership (and all such title exceptions and objections which are so enumerated as acceptable to the Operating Partnership (together with all such matters which are neither enumerated as acceptable nor unacceptable, all of which shall be deemed to be acceptable), shall supplement the items listed on Exhibit E and shall become Permitted Exceptions for all purposes of this Agreement).  In the event that the Operating Partnership fails to give a Notice of Title Objections on or before the Closing Date, then such failure to notify Contributor timely will constitute a waiver of such right to object to any title defects, and this Agreement will remain in full force and effect in accordance with its terms and the transactions contemplated hereby will be closed as herein provided, with Exhibit E as well as all exceptions shown on the Operating Partnership’s title commitment shall be deemed acceptable to the Operating Partnership and shall constitute Permitted Exceptions.

13.4.                        Cure of Title Objections.  If the Operating Partnership has timely given a Notice of Title Objections as set forth above, Contributor will have the right, but not the obligation (unless otherwise expressly set forth below in this subsection), until on or before ten (10) days after the Title Objection Date, within which to cure any such objections (and if Contributor shall so elect to attempt to cure any such objections, then the Scheduled Closing Date and Closing Date hereunder shall automatically be extended until a date which is on or before ten (10) days after the Title Objection Date).  In furtherance of the foregoing:

(1)                                  Notwithstanding anything set forth in this Agreement to the contrary, whether or not the Operating Partnership objects to the same, Contributor shall have an obligation (a) to pay (at or prior to Closing) any amount due in order to satisfy or remove from record title by bonding off or otherwise any Monetary Lien(s) voluntarily placed upon the Property by the Contributor, other than in conjunction with the Loan, and Contributor hereby irrevocably authorizes Escrow Agent to deduct from the Cash Consideration at Closing the amount necessary to pay off or discharge all such Monetary Liens, and (b) other than for Permitted Exceptions, to cure and remove from record title (at or prior to Closing) all Liens and other title exceptions voluntarily created or filed against the Property by the Contributor after the date of this Agreement and not consented to in writing by the Operating Partnership (collectively, the “Mandatory Cure Items”).

(2)                                  Notwithstanding anything set forth in this Agreement to the contrary, whether or not the Operating Partnership objects to the same, Contributor shall at all times have the right (a) to pay (at or prior to Closing) any amount due in order to satisfy, remove from record title or have insured over, by payment, bonding off, indemnity or otherwise, any Lien(s) upon the Property, other than in conjunction with the Loan, which Contributor believes were mistakenly or improperly placed upon the Property, and (b) thereafter (prior to, at or following Closing) to seek and recover from the Person placing the same, reimbursement for Contributor’s costs, payments and other expenses that Contributor may have incurred in connection therewith and in causing the same to be satisfied, removed from record title or insured over at or prior to Closing.

13.5.                        The Operating Partnership’s Right To Terminate.  If any such objection to title of which Contributor has been so notified on a timely basis is not so cured within the ten-day period set forth in Section 13.4 above, then the Operating Partnership may, by written notice to Contributor, terminate this Agreement and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If any such title objection is not so cured within such ten-day time period and the Operating Partnership has not notified Contributor in writing within ten (10) additional days thereafter that this Agreement is to be so terminated, then the title objections shall be deemed waived and shall constitute Permitted Exceptions hereunder.  With respect to Section 13.4 above and to the foregoing provisions of this Section 13.5:  (1) Contributor will be deemed to have cured a title defect within the ten-day Contributor cure period as aforesaid if Contributor shall have timely notified the Operating

Partnership in writing that the title objection of which it has notice will be cured at or prior to Closing (and the actual cure thereof will be a condition precedent to the Operating Partnership’s obligation to consummate Closing); and (2) the Operating Partnership’s deemed waiver of a title objection pursuant to the immediately preceding sentence will not be deemed to have occurred unless the Operating Partnership has failed to notify Contributor in writing within the ten (10) days following the date on which Contributor shall have given written notice to the Operating Partnership that it will not or cannot cure such title objection.  Nothing set forth in this Section shall be deemed to limit the Operating Partnership’s remedies provided in Section 18.1 for Contributor’s breach of any of its obligations hereunder, including, without limitation, Contributor’s obligation to cure all Mandatory Cure Items as provided in Section 13.4.

ARTICLE XIV
NOTICES

14.1.                        Notices.  All notices and other communications hereunder shall be in writing (whether or not a writing is expressly required hereby), and shall be deemed to have been given (1) if hand delivered or sent by facsimile transmission (with a confirmation copy immediately to follow by any of the other methods of delivery permitted herein) or by express United States mail or nationally-recognized, overnight delivery or courier service (which service provides a receipt of delivery), postage prepaid, then if and when delivered (or, if an attempt is made during ordinary business hours on a Business Day, when the first unsuccessful attempt is made to deliver) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (2) if mailed by First Class United States certified mail, return receipt requested, postage prepaid, then if and when delivered (or, if an attempt is made during ordinary business hours on a Business Day, when the first unsuccessful attempt is made to deliver) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby).

14.2.        Notice Addresses.  All notice and other communications hereunder shall be given to the respective parties at the below addressed (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby):

(1)                                  If to Contributor:

The Rubenstein Company, L.P.

4100 One Commerce Square

2005 Market Street

Philadelphia, Pennsylvania 19103-7041

Telephone:                                   215-563-3558
Facsimile:                                       215-563-4110
Attention:                                         David B. Rubenstein and Hugh J. Ward III
Email:                                                            drubenstein@trclp.com and hward@trclp.com

With a required copy to:

The Rubenstein Company, L.P.

4100 One Commerce Square

2005 Market Street

Philadelphia, Pennsylvania 19103-7041

Telephone:                                   215-563-3558
Facsimile:                                       215-563-4110

Attention:                                         Frank J. Ferro, Esq.

Email:                                                            fferro@trclp.com

(2)           If to the Operating Partnership or the REIT:

Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045-2272

Telephone:                                   410-730-9092

Facsimile:                                       410-740-1174

Attention:                                         Roger A. Waesche, Jr.

                                                                                                Executive Vice President and CFO

Email:                                                            roger.waesche@copt.com

With a required copy to:

Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045-2272

Telephone:                                   410-992-7337

Facsimile:                                       410-992-7534

Attention:                                         Stephanie L. Shack, Esq.

Email:                                                            stephanie.shack@copt.com

(3)                                  If to Escrow Agent:

Anchor Title Company

10715 Charter Drive

Columbia, Maryland 21045

Telephone:                                 410-730-4545

Facsimile:                                   410-730-7642

Attention:                                       M. Charlotte Powel

                                                                                                President

Email:                                                            mcpowel@anchortitle.com

ARTICLE XV
CONDITION OF THE PROPERTY; NO OTHER CONDITIONS

15.1.                        Condition of the Property.  The Operating Partnership represents and acknowledges the following:  (1) that it has independently investigated, analyzed and appraised the value and profitability of the Property and the Operating Partnership’s intended acquisition of the LLC Interests and has satisfied itself with respect to such matters; (2) that it has inspected the Property and has satisfied itself with respect to the physical condition of the Property (including the condition of the Land, all Improvements and all Personalty, and the respective components of each of the foregoing, and including the Property’ environmental and subsurface conditions); (3) that it has reviewed all documents referred to or contemplated herein or in the Exhibits hereto; (4) that it is thoroughly acquainted with all of the above; and (5) that it agrees to accept the Property (including the Land, all Improvements and all Personalty, and the respective components of each of the foregoing) “AS IS” and in its and their present condition, subject to reasonable use, wear and tear and natural deterioration between the date of this Agreement and the Closing Date.

15.2.                        No Other Conditions.  The Operating Partnership’s obligations under this Agreement shall not be subject to any contingencies, diligence or conditions except as expressly set forth in this Agreement.

15.3.                        No Other Representations.  The Operating Partnership acknowledges and agrees that, except as expressly set forth herein, neither Contributor nor any agent or representative of Contributor has made, and Contributor is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Property or to any document referred to herein or in any Exhibit hereto (including, without limitation, any information contained in the informational brochure, package and related materials about the Property), or any other matter or thing with respect to any of the foregoing, whether express or implied, or arising by operation of law; nor, except as expressly set forth herein, shall any adverse change in the Condition of the Property before the Closing Date give rise to any obligation on the part of Contributor or remedy on the part of the Operating Partnership.  In furtherance of the foregoing:

(1)                                  The Operating Partnership agrees that the Property will be accepted by the Operating Partnership at Closing in the then existing Condition of the Property, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of Contributor expressly set forth in this Agreement.

(2)                                  Without limiting the generality of the foregoing, except for the representations and warranties of Contributor contained in this Agreement, the transactions contemplated by this Agreement are without statutory, express or implied warranty, representation, agreement, statement or expression of opinion of or with respect to (a) the Condition of the Property or any aspect thereof, including, without limitation, any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability, or fitness for a particular purpose, (b) the nature or quality of construction, structural design or engineering of the improvements included in the Property, (c) the quality of labor or materials included in the improvements included in the Property, (d) the soil conditions, drainage, topographical features, flora, fauna, or other conditions of or which affect the Property, (e) any conditions at or which affect the Property with respect to a particular use, purpose, development, potential or otherwise, (f) areas, size, shape, configuration, location, access, capacity, quantity, quality, cash flow, expenses, value, condition, make, model, composition, accuracy, completeness, applicability, assignability, enforceability, exclusivity, usefulness, authenticity or amount, (g) any statutory, express or implied representations or warranties created by any affirmation of fact or promise, by any description of the Property or by operation of law, (h) any environmental, botanical, zoological, hydrological, geological, meteorological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Property and (i) all other statutory, express or implied representations or warranties by Contributor whatsoever.

(3)                                  The Operating Partnership acknowledges that the Operating Partnership has knowledge and expertise in real estate, financial and business matters that enable the Operating Partnership to evaluate the merits and risks of the transactions contemplated by this Agreement.  The Operating Partnership further agrees, as part of the consideration for Contributor entering into this Agreement, that the Operating Partnership will not, under any circumstances (other than a breach of any express representation or warranty of Contributor contained in this Agreement which survives the Closing), bring any claim, lawsuit or other proceeding against Contributor (or otherwise name Contributor in any claim, lawsuit or other proceeding) under or by virtue of any local, state or federal law, rule, ordinance, code or regulation relating to the Condition of the Property (including environmental matters) or relating to the compliance of the Property under any such law, rule, ordinance, code or regulation, or under or by virtue of any common law right relating to any of the foregoing.  Additionally, the Operating Partnership shall indemnify, defend and hold harmless Contributor from any and all damages, losses, liabilities, claims, costs and expenses incurred by Contributor resulting from the Operating Partnership bringing a claim, lawsuit or other proceeding against any of Owner’s predecessors-in-title for any of the matters for which the Operating Partnership has released Contributor pursuant to the immediately preceding sentence.

15.4.                        Certain Definitions.  For purposes of this Agreement, the term “Condition of the Property” means the following matters with respect to the Property:

(1)                                Physical Condition of the Property.  The quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; the geology, flora, fauna, soils, subsurface conditions, groundwater, landscaping, and irrigation of or with respect to the Property, the location of the Property in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, or other special area, the existence, location, or condition of ingress, egress, access, and parking; the condition of the personal property and any fixtures; and the presence of any asbestos or other hazardous materials, dangerous, or toxic substance, material or waste in, on, under or about the Property and the improvements located thereon.

(2)                                Adequacy of the Property.  The economic feasibility, cash flow and expenses of the Property, and habitability, merchantability, fitness, suitability and adequacy of the Property for any particular use or purpose.

(3)                                Legal Compliance of the Property.  The compliance or non-compliance of Contributor or the operation of the Property or any part thereof in accordance with, and the contents of, (i) all codes, laws, ordinances, regulations, agreements, licenses, permits, approvals and applications of or with any governmental authorities asserting jurisdiction over the Property, including, without limitation, those relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and hazardous materials, dangerous, and toxic substances, materials, conditions or waste, including, without limitation, the presence of hazardous materials in, on, under or about the Property that would cause state or federal agencies to order a clean up of the Property under any applicable legal requirements and (ii) all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instruments and documents governing or affecting the use, management, and operation of the Property.

(4)                                Insurance.  The availability, cost, terms and coverage of liability, hazard, comprehensive and any other insurance of or with respect to the Property.

(5)                                Condition of Title.  Subject to any representation or warranty contained in Section 5 above, the condition of title to the Property, including, without limitation, vesting, legal description, matters affecting title, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, and access; violations of restrictive covenants, zoning ordinances, setback lines, or development agreements; the availability, cost, and coverage of title insurance; leases, rental agreements, occupancy agreements, rights of parties in possession of, using, or occupying the Property; and standby fees, taxes, bonds and assessments.

15.5.                        Survival.  The provisions of this Article XV shall survive termination of this Agreement or a Closing hereunder.

ARTICLE XVI
UNDERTAKINGS BY CONTRIBUTOR AND THE OPERATING PARTNERSHIP

16.1.                        Property Management and Operations.   Subject to the provisions of Section 12 and 15 above, between the date of execution of this Agreement and the Closing Date, Contributor shall continue to cause Owner to operate and manage the Property in a normal businesslike manner, consistent with prior practices, making all necessary and ordinary maintenance repairs resulting from the breakdown or improper functioning of a particular item or system which is required to keep the Property in substantially the same condition as the date hereof, including ordering and maintaining on hand sufficient materials, supplies, fuel and other personal property necessary for the efficient operation and management of the Property through the Closing Date; provided that Contributor shall not be obligated to perform any capital improvements to any part of the Property unless such improvements are necessary to maintain the Property in accordance with the Owner’s present course and conduct of business.  Contributor shall cause Owner to maintain hazard and liability insurance on the Property until the Closing Date.  After the date hereof, Contributor shall not enter into any Contracts affecting the Property which are not terminable at or prior to Closing without penalty or cost to the Company, without the Operating Partnership’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition, between the date of execution of this Agreement and the Closing Date, Contributor shall not execute any other documents, agreements or instruments affecting title to the Property, or (to the extent within Contributor’s control) otherwise allow or permit the imposition of any Liens or other encumbrances which affect title to the Property, without the prior written approval of the Operating Partnership, which approval may be withheld in the Operating Partnership’s sole discretion (understanding that no response from the Operating Partnership is a denial of its consent to such Lien or other encumbrance).  Any request for the Operating Partnership’s consent pursuant to this Section 16.1 shall be in writing.

16.2.                        Leases.  Except for the New Leases, after the date of this Agreement and prior to the Closing, Contributor shall not permit Owner to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Property or amend any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Property, in either instance without the prior written consent of the Operating Partnership (such consent shall not be unreasonably withheld, conditioned or delayed).  After the date of this Agreement and prior to the Closing, Contributor (1) shall cause Owner to perform all obligations of landlord or lessor under the Leases, including any condition for a Tenant’s or lessee’s occupancy of the Property, and (2) shall not (a) apply any Security Deposits to amounts due under the Leases (except as may be permitted by a Lease), (b) dispossess or threaten to dispossess any Tenant, or (c) institute suit against any Tenant.  In addition, Contributor shall deliver to the Operating Partnership copies of any notice of default delivered to or received from Tenants in connection with the Leases between the date of this Agreement and the Closing.

16.3.                        Access. Contributor shall permit the Operating Partnership, and the Operating Partnership’s agents and other representatives, to enter upon the Property from time to time, during normal business hours, after prior notice to Contributor and at their own risk and expense, for the purpose of making such examinations, tests and inspections as are necessary or desirable.  In no event shall any such access interfere with the occupancy or rights of any Tenant or cause any damage to the Property or any portion thereof.  In furtherance of the foregoing:

(1)                                  The Operating Partnership, at its own cost and expense, (a) shall repair any damage caused thereby and restore the Property to its condition prior to such access, (b) shall provide Contributor with evidence of insurance, with limits of coverage and from an insurer satisfactory to

Contributor, naming each of Contributor and Owner as an additional insured for any loss, damage, claims or liability suffered by Contributor or Owner or by or to any portion of the Property resulting from any of the activities permitted in this Section 16.3 (such evidence of insurance to be provided to Contributor prior to the commencement of any such activities and to be maintained by the Operating Partnership until Closing hereunder or sooner termination of this Agreement), and (c) shall indemnify, defend and hold harmless Contributor and Owner, and their respective officers, employees, agents, representatives and affiliates, from any and all damages, losses, liabilities, claims, costs and expenses resulting from any of the activities of the Operating Partnership or its agents and representatives permitted in this Section 16.3.

(2)                                  For access to the Property permitted hereby, the Operating Partnership shall be permitted to notify Mark Pasierb (by telephone to 215/399-4620) of its desire to enter the Property.  The Operating Partnership ‘s right of access as aforesaid shall be further subject to the following: (a) each such access shall be subject to the prior approval of Contributor (which approval shall not be unreasonably withheld) and the Operating Partnership and any of the Operating Partnership’s representatives shall be accompanied by a representative of Contributor; and (b) all examinations, tests and inspections of the Property shall be conducted at such times and in such a manner as to not unreasonably interfere with, and to cause disturbance to, the ongoing operation, management and leasing operations of the Property and the full use, benefit and enjoyment of the Property by any Tenants.

(3)                                  The right of access granted in this Section 16.3 shall extend from the date hereof until Closing hereunder or sooner termination of this Agreement.  Notwithstanding anything contained in this Agreement to the contrary, in the event that the Operating Partnership desires to meet with any Tenant, the Operating Partnership shall be permitted to do so only upon prior notice to and approval by Contributor and upon the Operating Partnership being accompanied by a representative of Contributor.  The provisions of this Section 16.3 shall survive any termination of this Agreement.

16.4.                        Further Assurances.  In addition to the obligations required to be performed hereunder by the Operating Partnership and Contributor at Closing, the Operating Partnership and the Contributor agree to perform such other acts, and execute, acknowledge and deliver such other instruments, documents and other materials as the Operating Partnership or the Contributor may reasonably request of each other and as shall be necessary in order to effect consummation of the transactions contemplated by this Agreement.

16.5.                        Owner Property Materials.  As of the date of this Agreement, Contributor has caused to be delivered to the Operating Partnership copies of (1) all schedules and documents referred to in the Owner Property Materials, (2) all Leases, and (3) all Contracts.

16.6                           Maintenance of Loan.  Between the date of execution of this Agreement and the Closing Date, Contributor shall cause Owner to make all payments of principal and interest required by the Loan Documents to be made prior to Closing and perform all of the obligations, terms and provisions thereof on the part of Owner to be performed.

16.7.                        Covenants and Undertakings of the Contributor. Contributor further agrees to and undertakes the following:

(1)                                  Contributor shall cause the Designees to comply with the following restrictions on the transfer of Preferred Units or Common Units, as applicable: (a) any transferee must be a Person entitled to the benefits and rights of a “Protected Partner” (as defined in the Tax Protection Agreement), and (b) any transferee must be an Accredited Investor.

(2)                                  Prior to Closing Contributor shall deliver to the Operating Partnership, and shall cause any Designee specified in accordance with Section 2.2(5) above to deliver to the Operating Partnership, or to any other party designated by the Operating Partnership, a completed Accredited Investor Questionnaire, providing, among other things, information concerning Contributor’s and each Designee’s status as an Accredited Investor.  Contributor shall provide or cause to be provided to the Operating Partnership, or to any other party designated by the Operating Partnership, such other information and documentation as may reasonably be requested by the Operating Partnership in furtherance of the issuance of the OP Units as contemplated hereby (together with the information provided on the Accredited Investor Questionnaire, the “Investor Materials”).  Notwithstanding anything contained in this Agreement to the contrary, in the event that, in the reasonable opinion of the Operating Partnership, based on advice of its securities counsel, (a) any such person or entity providing Investor Materials is not considered an Accredited Investor, (b) the proposed issuance of OP Units hereunder might not qualify for the exemption from the registration requirements of Section 5 of the Securities Act, or (c) the proposed issuance of OP Units hereunder would violate any applicable federal or state securities laws, rules or regulations, any agreement to which the REIT or the Operating Partnership is privy, or any tax related or other legal rules, agreements or constraints applicable to the REIT or the Operating Partnership, the Operating Partnership shall so advise Contributor in writing (the “Regulatory Violation Notice”) as promptly as practicable after such determination is made.  In the event a Regulatory Violation Notice is delivered with respect to any Designee, the Operating Partnership shall not issue Preferred Units or Common Units to such Designee.

(3)                                  Contributor hereby covenants and agrees that it shall deliver or shall cause any Designee to deliver to the Operating Partnership, or to any other party designated by the Operating Partnership, (a) any and all documentation reasonably required by the REIT or the Operating Partnership to formally memorialize their understanding that their rights and obligations as limited partners of the Operating Partnership (including their right to transfer, encumber, pledge and exchange OP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement and (b) any and all documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by the Operating Partnership or the REIT, at such time as any Common Units are redeemed for shares of Common Shares.

(4)                                  The provisions of this Section 16.7 shall survive Closing under this Agreement.

16.8.                        Covenants and Undertakings of the Operating Partnership and the REIT. Each of the Operating Partnership and the REIT further agrees to and undertakes the following:

(1)                                  The Operating Partnership and the REIT each shall take all actions required in connection with the issuance of the Preferred Units or Common Units, as applicable, and the admission of the Designees as limited partners of the Operating Partnership in accordance with this Agreement.

(2)                                  The Operating Partnership and the REIT shall consent to the pledging by any Designee of any Preferred Units or Common Units, as applicable, in favor of any unaffiliated institutional lender to such Designee.

(3)                                  The provisions of this Section 16.8 shall survive Closing under this Agreement.

16.9.                        Contracts Generally; Construction Contracts.

(1)                                  Contributor and the Operating Partnership have agreed with respect to (a) termination of the Property Contracts, as set forth in Section 5.8 above, (b) the retention or rejection of

Service Contracts, as set forth in Section 16.9(2) below, and (c) the Construction Contracts, as set forth in Section 16.9(3) below.  Contributor shall deliver to the Operating Partnership an updated Exhibit D as of the Closing Date, reflecting the current status, as of the Closing Date, of (x) the Service Contracts (as Retained Contracts or Rejected Contracts, as applicable) and (y) the Construction Contracts.

(2)                                  The provisions in this Section 16.9(2) shall apply to the Service Contracts identified in Part I of Exhibit D.  Within three (3) Business Days following execution of this Agreement, the Operating Partnership shall designate in writing to Contributor any Service Contracts that the Operating Partnership elects to have the Owner (a) retain and keep in place following Closing (the “Retained Contracts”) and (b) not retain and keep in place following Closing (the “Rejected Contracts”).  If no such notice is sent to Contributor, the Operating Partnership shall be deemed to have elected to have the Owner retain and keep in place all Service Contracts set forth in Exhibit D.  Prior to or at Closing, Contributor shall cause Owner to send written notice to all vendors and other contractors under the Rejected Contracts indicating that each such Rejected Contract is to be terminated as of the soonest permitted date for termination thereunder at or following the Closing Date (a “Contract Termination Notice”).  Contributor and the Operating Partnership acknowledge and agree to the following: (x) Contributor shall only be required and obligated to cause Owner to send a Contract Termination Notice if and when Contributor is confident, in Contributor’s reasonable judgment, that a Closing hereunder likely shall occur and that all conditions to Closing hereunder likely shall be satisfied; (y) to the extent that any such Rejected Contracts cannot be terminated by Closing (either because they are non-cancelable by their terms or because a longer notice period is required), then in either case the Owner shall remain liable under such Rejected Contracts until the first date on which the termination may become effective; and (z) the Contributor shall be responsible for, and shall pay as of the applicable date of termination thereof, any cancellation charges or fees for termination of any Rejected Contracts that the Operating Partnership does not elect to have the Owner retain and keep in place as Retained Contracts.

(3)                                  With respect to the Construction Contracts, all of the terms reflected in the notes that are a part of Part III of Exhibit D and that are set forth in Exhibit L are expressly acknowledged and agreed to by Contributor and the Operating Partnership.  Following Closing, Contributor shall reasonably cooperate with Owner and the Operating Partnership for the purpose of assisting in the smooth and orderly transition of management and implementation of work under the Construction Contracts.  In respect of the foregoing, Contributor’s undertaking as aforesaid shall extend from the Closing Date until December 31, 2004, and shall obligate Contributor to have one or more persons reasonably available to assist Owner with respect to the Construction Contracts and the work thereunder, including reasonable availability of such person(s) by telephone and by occasional site visits (not more frequently than once each month) to participate in meetings with representatives of contractors, Tenants and the Operating Partnership and the Owner.  Contributor shall cooperate as aforesaid without compensation or other fee, except that Contributor shall be reimbursed for its reasonable out-of-pocket third party costs and expenses incurred by Contributor in performing its undertakings under this Section (such reimbursement to be made upon presentation to the Operating Partnership or the Owner from time to time of an invoice therefor accompanied by appropriate receipts or other appropriate evidence of the cost or expense so incurred).

(4)                                  The provisions of this Section 16.9 shall survive Closing under this Agreement.

16.10.                  SEC Reporting Requirements.  For the period commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Contributor hereunder, Contributor shall, from time to time, upon reasonable advance written notice from the Operating Partnership, provide the Operating Partnership and its representatives, with (1) all financial, leasing and other information pertaining to the period of Owner’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of the Operating Partnership’s outside, third party accountants (the “Accountants”), to enable the Operating Partnership and its Accountants to prepare financial statements and to conduct audits of such financial statements in accordance with generally accepted auditing standards, such that the Operating Partnership shall be in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Commission, as applicable; (b) any other rule issued by the Commission and applicable to the Operating Partnership; and (c) any registration statement, report or disclosure statement filed with the Commission by or on behalf of the Operating Partnership; and (2) a representation letter, signed by the individual(s) responsible for Contributor’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants to render an opinion concerning Owner’s financial statements.

ARTICLE XVII
BROKERS

17.1.                        Brokers.  Each party represents and warrants to the other that it has not made any agreement or taken any action which may cause any person to become entitled to a commission, fee or other compensation as a result of the transactions contemplated by this Agreement other than Lehman Brothers Inc. (“Lehman”).  Contributor shall be responsible for payment of any brokerage commission, fee or other compensation due to Lehman as a result of the transactions contemplated by this Agreement.  Contributor and the Operating Partnership will each indemnify and defend the other from any and all claims, actual or threatened, for any such fee, commission or other compensation by any third person with whom such party has had dealings in connection with the transactions contemplated by this Agreement.  The provisions of this Section 17.1 shall survive the Closing and any termination of this Agreement.

ARTICLE XVIII
DEFAULTS PRIOR TO CLOSING; TERMINATION

18.1.                        Default by the Contributor.  Should Contributor violate or fail (in breach of its obligations hereunder) to fulfill or perform any of the terms, conditions or undertakings set forth in this Agreement applicable to it at or prior to Closing, and if as a result thereof a Closing hereunder shall not occur, then in such case the Operating Partnership shall, as its sole remedy therefor, have the option of (1) specifically enforcing this Agreement, or (2) terminating this Agreement; and in the latter event the Escrow Funds shall be returned to the Operating Partnership, Contributor shall reimburse the Operating Partnership for the Operating Partnership’s documented, third-party, out-of-pocket due diligence expenses incurred in connection with the transactions contemplated by this Agreement (such expenses not to exceed $100,000), and this Agreement shall terminate and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement.  The Operating Partnership further agrees, as part of the consideration for Contributor entering into this Agreement, that the Operating Partnership will not, under any circumstances, place or attempt to place a lis pendens on the Real Estate or any part thereof; and any violation of this covenant by the Operating Partnership shall constitute a default hereunder.  The provisions of this Section 18.1 shall survive termination of this Agreement.

18.2.                        Default by the Operating Partnership.  Should the Operating Partnership violate or fail (in breach of its obligations hereunder) to fulfill or perform any of the terms, conditions or undertakings set forth in this Agreement applicable to it at or prior to Closing, and if as a result thereof a Closing hereunder shall not occur, then in such case (1) Contributor shall, as its sole remedy therefor, be paid the Escrow Funds as liquidated damages (and not as a penalty) for such breach as full, complete and final damages in respect thereof, (2) all Owner Property Materials, if any, delivered by Contributor to the Operating Partnership shall be returned to Contributor, and all OP Property Materials in which the

Operating Partnership has a right and which the Operating Partnership can reasonably obtain from the preparer thereof shall be delivered to Contributor and shall belong to Contributor (at no out-of-pocket cost to the Operating Partnership) without any representation or warranty from the Operating Partnership; provided, however, that the Operating Partnership shall have no obligation to obtain any third party consent or approvals for Contributor to rely on such OP Property Materials, and (3) upon satisfaction by the Operating Partnership of the delivery requirements in clause 18.2.(2) above, this Agreement shall terminate, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement. The provisions of this Section 18.3 shall survive termination of this Agreement.

18.3.                        Termination.  This Agreement may be terminated at any time prior to the Closing:

(1)           in writing by the mutual written consent of the Contributor, the Operating Partnership and the REIT;

(2)                                  by either Contributor or the Operating Partnership if the Closing has not occurred by the Outside Date; provided that the terminating party is not in material breach of its obligations under this Agreement in a manner that shall have contributed to the occurrence or failure of the Closing to occur; or

(3)                                  by the Contributor, the Operating Partnership or the REIT if a Governmental Entity shall have issued a judgment, decree or order or taken any other action, in each case which has become final and non-appealable and which restrains or otherwise prohibits the transactions contemplated by this Agreement.

18.4.                        Effect of Termination.  In the event of termination of this Agreement by any party as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than Article IV, this Section 18.4 and the Confidentiality Agreement, all of which shall survive the termination of this Agreement); provided, however, that no termination of this Agreement shall relieve any of the parties to this Agreement from liability for damages for any breach of this Agreement or any representation or warranty made herein or failure to perform its obligations under this Agreement.

ARTICLE XIX
INDEMNITY

19.1.        Survival.  The representations and warranties in this Agreement shall survive the Closing for a period of twelve (12) months following the Closing Date, provided, however, that the representations and warranties made by the Contributor, the Operating Partnership and the REIT contained in Sections 5.1, 5.3, 5.11, 5.15, 6.1, 6.3, 6.8 and 6.9 shall remain in force for the applicable period of the statute of limitations.  No claim for indemnification hereunder for breach of any such representations or warranties may be made after the expiration of the survival period applicable to such claims; provided that any claim for indemnification for which written notice has been given pursuant to Section 19.5 below within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

19.2.        Indemnification by Contributor for the Benefit of Operating Partnership.

(1)                                  Subject to Section 18.1, the Contributor shall indemnify the Operating Partnership and the REIT, their Affiliates and their successors and assigns and their respective officers, directors, employees, agents and representatives (the “REIT Indemnified Parties”) and save and hold each of them harmless from and against any claim, loss, liability, damage, cost or expense (including, but not limited to reasonable attorneys’ fees and expenses) (collectively, “Losses”), which any of them may suffer or sustain as a result of or in connection with: (a) any breach by Contributor of any representation or warranty made by it in this Agreement and (b) any non-fulfillment or breach of any covenant, agreement or other provision set forth in this Agreement by Contributor.

(2)                                  Contributor shall not have any liability under this Section 19.2 unless the aggregate of all Losses relating thereto for which the Contributor would, but for this proviso, in the aggregate be liable exceeds on a cumulative basis an amount equal to $175,000 (the “Deductible”), and then only to the extent such Losses exceed the Deductible; and provided further that the Contributor’s aggregate liability under this Section 19.2 shall in no event exceed $1,600,000 (the “Liability Cap”)

19.3.        Indemnification by Operating Partnership and REIT for the Benefit of Contributor.

(1)                                  Subject to Section 18.2, the Operating Partnership and the REIT shall jointly and severally indemnify Contributor, its Affiliates and its successors and assigns and their respective officers, directors, employees, agents and representatives (the “Contributor Indemnified Parties”) and save and hold each of them harmless from and against any Losses, which any of them may suffer or sustain as a result of or in connection with: (a) any breach by the Operating Partnership or the REIT of any representation or warranty made by either of them in this Agreement and (b) any non-fulfillment or breach of any covenant, agreement or other provision set forth in this Agreement by the Operating Partnership or the REIT.

(2)                                  Neither the Operating Partnership nor the REIT shall have any liability under this Section 19.3 unless the aggregate of all Losses relating thereto for which the Operating Partnership and the REIT would, but for this proviso, in the aggregate be liable exceeds on a cumulative basis an amount equal to the Deductible, and then only to the extent such Losses exceed the Deductible; and provided further that the Operating Partnership’s and the REIT’s total liability under this Section 19.3 shall in no event exceed the Liability Cap.

19.4.        Indemnification Generally.  The indemnification provisions of this Article XIX shall survive Closing and shall be the exclusive remedy following the Closing with respect to (1) the breach or failure to be true of any representations or warranties and (2) the failure of a party hereto to perform or observe any term, provision or covenant in this Agreement.

19.5.        Notification of Claims.

(1)                                  A Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the party liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XIX except to the extent the Indemnifying Party is prejudiced by such failure, except that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable period specified in Section 19.1 for giving written notice.

(2)                                  Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 19.1, the Indemnifying Party shall have the right, but not the obligation, to assume the defense and control of any Third Party Claim and the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim with its own counsel and at its own expense.  The Contributor, the Operating Partnership or the REIT, as the case may be, shall, and shall cause each of its Affiliates to cooperate fully with the Indemnifying Party in the defense of any Third Party Claim.  In the event that the Indemnifying Party does not, within twenty (20) Business Days after notice of any Third Party Claim, assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof.  The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim that does not require any admission of liability by the Indemnified Party without the consent of any Indemnified Party, provided that the Indemnifying Party shall (a) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (b) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or adversely affect the conduct of any Indemnified Party’s business and (c) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of any Indemnified Party from all liability with respect to such Third Party Claim.

(3)                                  In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 19.1 that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within thirty (30) days following its receipt of such notice if the Indemnifying Party disputes its liability to the Indemnified Party under this Article XIX.  If the Indemnifying Party does not so notify the Indemnified Party, the Indemnifying Party shall be deemed to have rejected the claim specified by the Indemnified Party in such notice.

ARTICLE XX
MISCELLANEOUS

20.1.                        Computation of Time.  In computing any period of time pursuant to this Agreement, the date of the act, default or other event from which the designated period of time begins to run (for example, the “execution date of this Agreement”) will not be included.  The last day of the period so computed will be included unless it is not a Business Day, in which event the period runs until the end of the next following day which is a Business Day.

20.2.                        Time of the Essence.  All times, wherever specified herein, are of the essence of this Agreement.

20.3.                        Knowledge.

(1)                                  Contributor’s Knowledge.  Whenever this Agreement refers to the “knowledge” or the “actual knowledge” of Contributor, it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of Richard Gallo, David B. Rubenstein and/or Mark Pasierb.  Contributor shall not be obligated, liable or responsible to the Operating Partnership for any inaccuracy of any representation or warranty made by Contributor to the Operating Partnership in this Agreement if such inaccuracy was actually known to the Operating Partnership and not disclosed in writing to Contributor either on or prior to the execution date of this Agreement (in the case of a representation or warranty made in this Agreement) or on or prior to the Closing Date (in the case of a representation or warranty with respect to which the inaccuracy becomes known to the Operating Partnership following the execution date of this Agreement).

(2)                                  The Operating Partnership’s Knowledge.  Whenever this Agreement refers to the “knowledge” or the “actual knowledge” of the Operating Partnership in the context of a representation or warranty being given by the Operating Partnership or the REIT hereunder, it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of Roger A. Waesche, Jr.  Whenever this Agreement refers to the “knowledge” or the “actual knowledge” of the Operating Partnership in the context of the last sentence of the preceding Section 20.3(1), it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of Roger A. Waesche, Jr., Carl Nelson and/or Derrick Boegner.  The Operating Partnership shall not be obligated, liable or responsible to Contributor for any inaccuracy of any representation or warranty made by the Operating Partnership to Contributor in this Agreement if such inaccuracy was actually known to Contributor and not disclosed in writing to the Operating Partnership either on or prior to the execution date of this Agreement (in the case of a representation or warranty made in this Agreement) or on or prior to the Closing Date (in the case of a representation or warranty with respect to which the inaccuracy becomes known to Contributor following the execution date of this Agreement).

20.4.                        Recording.  This Agreement shall not be recorded or filed in the real estate records of Fairfax County, Virginia, or, except as may be necessary in connection with an action by a party to enforce its rights hereunder, any other office or place of public record.  If the Operating Partnership shall record this Agreement or cause or permit the same to be recorded in violation of the foregoing restriction, Contributor, at Contributor’s option, may declare the Operating Partnership in default hereunder and in addition to Contributor’s other rights and remedies, shall have the right forthwith to institute appropriate legal proceedings to have the same removed of record at the Operating Partnership’s expense.

20.5.                        Governing Laws; Parties at Interest.  This Agreement shall be governed by Virginia law and shall bind and inure to the benefit of the parties hereto and, subject to Section 17 hereof, their respective heirs, administrators, personal representatives, successors and assigns.

20.6.                        Headings.  The headings preceding the text of the Articles, Sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

20.7.                        Assignability.

(1)                                  The Operating Partnership shall not assign or transfer any portion or all of its rights or obligations under this Agreement to any other individual, entity or other person without the express written consent thereto in writing by Contributor, which may be given, withheld or conditioned by Contributor in its sole discretion.

(2)                                  Prior to or concurrently with Closing, Contributor shall have the right, without the Operating Partnership’s or the REIT’s consent, to assign and distribute the LLC Interests to TRCALP and thereupon to assign and delegate all of its rights and obligations in, to and under this Agreement to TRCALP; provided in all cases that (a) the Operating Partnership first receives written notice of any such distribution and assignment as aforesaid, and (b) TRCALP thereupon agrees in writing to assume all obligations of the Contributor hereunder (the “TRCALP Assumption”).  Upon any distribution and assignment permitted as aforesaid, TRCALP shall succeed to and be deemed to be the “Contributor” hereunder for all purposes hereof and have all the rights and obligations of the “Contributor” hereunder; and in that case The Rubenstein Company, L.P. (which is the named “Contributor” hereunder on and as of the date hereof) shall be released and fully discharged from all obligations and liabilities under this Agreement.  In respect of the foregoing, and to secure its obligations hereunder after Closing, TRCALP will represent, warrant, undertake and agree, in the TRCALP Assumption, that it has at Closing and thereafter will maintain a net worth of at least Three Million Five Hundred Thousand Dollars

($3,500,000), in the aggregate, until at least the date which is twelve (12) months after the Closing Date.  The provisions of this Section 20.7(2) and all terms and provisions in the TRCALP Assumption will survive Closing under this Agreement.

20.8.                        Waiver.  Failure of either the Operating Partnership or Contributor to exercise any right given hereunder, or to insist upon strict compliance with regard to any term, condition or covenant specified herein, shall not constitute a waiver of the Operating Partnership’s or Contributor’ right to exercise such right or to demand strict compliance with any other term, condition or covenant under this Agreement.

20.9.                        Exhibits.  All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

20.10.                  Confidentiality.  Contributor and the Operating Partnership agree to hold all information (the “Confidential Information”) related to this transaction in strict confidence, and will not disclose the same to any Person other than directors, officers, members, partners, employees and agents of each, as well as to consultants, banks, accountants, attorneys, or other third parties working with Contributor or the Operating Partnership in connection with the transaction who need to know such information for the purpose of consummating this transaction.  This prohibition will not be applicable to disclosure of information required by applicable Law and disclosures required in connection with the transactions contemplated by this Agreement, and will not survive the Closing.  The provisions in this Section 20.10 are supplemental to (and do not diminish or supersede) the provisions set forth in the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.

20.11.                  Counterparts.  This Agreement may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Agreement binding on all parties.

20.12.                  Facsimile Signatures.  In order to expedite the transaction contemplated herein, telecopied or other electronically transmitted signatures may be used in place of original signatures on this Agreement.  All parties hereto intend to be bound by the signatures on the telecopied or other electronically transmitted document, are aware that other parties will rely on the telecopied or other electronically transmitted signatures, and hereby waive any and all defenses to the enforcement of the terms of this Agreement based on the form of signature.

20.13.                  Limitation on Liability.

(1)                                  Notwithstanding anything contained herein to the contrary, Contributor acknowledges and agrees that no partner of the Operating Partnership, nor any trustee, director, holder of any beneficial interests, shareholder, officer or employee of the Operating Partnership or the REIT or any Affiliate of the Operating Partnership or the REIT (except an Affiliate to which this Agreement has been assigned) shall have any personal liability, directly or indirectly, under this Agreement or under any certificate, representation, warranty or other instrument delivered in connection herewith, and Contributor shall have recourse hereunder only against the Operating Partnership’s partnership assets.

(2)                                  Notwithstanding anything contained herein to the contrary, the Operating Partnership acknowledges and agrees that no partner of Contributor, nor any trustee, director, holder of any beneficial interests, shareholder, officer or employee of Contributor or any Affiliate of Contributor (except an Affiliate to which this Agreement has been assigned) shall have any personal liability, directly or indirectly, under this Agreement or under any certificate, representation, warranty or other instrument delivered in connection herewith, and the Operating Partnership shall have recourse hereunder only against Contributor’s partnership assets.

20.14.                  Execution Date.  As used herein, the “execution date” of this Agreement or “date” of this Agreement shall in each case mean and be deemed to be the date set forth in the first paragraph of this Agreement.

20.15.                  Authorship.  Each of the parties has actively participated in the negotiation and drafting of this Agreement and the Closing Documents and each has received independent legal advice from attorneys of its choice with respect to the advisability of making and executing this Agreement and the Closing Documents.  In the event of any dispute or controversy regarding this Agreement or any of the Closing Documents, the parties will be conclusively deemed to be the joint authors of this Agreement and the Closing Documents and no provision of this Agreement or the Closing Documents will be interpreted against a party be reason of authorship.  The provisions of this Section 20.15 shall survive the Closing and any termination of this Agreement.

20.16.                  Dispute.  In the event of any dispute between the parties hereto regarding any of the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable out-of-pocket costs and expenses incurred by the prevailing party in connection with such dispute, including without limitation, attorneys fees.

20.17.                  Entire Agreement; Amendments.  This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein and except for the Confidentiality Agreement.  This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

[SIGNATURES APPEAR ON THE SUCCEEDING SIGNATURE PAGES]

IN WITNESS WHEREOF, the parties have executed and delivered this Contribution Agreement as of the date and year first above written.

WITNESS:	CONTRIBUTOR:

THE RUBENSTEIN COMPANY, L.P.,
a Delaware limited partnership

	By:	TRC Realty, Inc.-GP
a Pennsylvania corporation
its sole general partner

/s/ June C. Dever	By:	/s/ Frank J. Ferro
Frank J. Ferro
Executive Vice President

WITNESS:	OPERATING PARTNERSHIP:

CORPORATE OFFICE PROPERTIES, L.P.
a Delaware limited partnership

	By:	Corporate Office Properties Trust
a Maryland real estate investment trust
its sole general partner

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Executive Vice President

WITNESS:	REIT

CORPORATE OFFICE PROPERTIES TRUST
a Maryland real estate investment trust

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Executive Vice President

JOINDER BY ESCROW AGENT

ANCHOR TITLE COMPANY, the Escrow Agent named in the foregoing Contribution Agreement, hereby joins in such Contribution Agreement (1) to confirm its receipt of the Deposit, and (2) to evidence its agreement to hold the Escrow Funds, and otherwise to perform its obligations as Escrow Agent, all as provided for in Section 4.

ANCHOR TITLE COMPANY

Dated: August 27, 2004	By:	/s/ M.Charlotte Powel
Name: M. Charlotte Powel
Title:

JOINDER

The undersigned, TRC PINNACLE TOWERS, L.L.C., a Virginia limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in this Agreement and to its duties and obligations as otherwise set forth in this Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

TRC PINNACLE TOWERS, L.L.C.,
a Virginia limited liability company

By:	The Rubenstein Company, L.P.,
a Delaware limited partnership
its sole member

By:	TRC Realty, Inc.-GP
a Pennsylvania corporation
its sole general partner

By:	/s/ Frank J. Ferro
Frank J. Ferro
Executive Vice President

EXECUTION COPY

EXHIBITS
TO THE
CONTRIBUTION AGREEMENT

Reference is made to the CONTRIBUTION AGREEMENT (the “Agreement”) dated as of August 26, 2004 (the “Effective Date”), by and among THE RUBENSTEIN COMPANY, L.P., a Delaware limited partnership (the “Contributor”); CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (the “Operating Partnership”); and CORPORATE OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (the “REIT”).

The attached Exhibits (each a “Contributor Disclosure Exhibit”, and together, the “Contributor Disclosure Exhibits”) are furnished to the Operating Partnership and the REIT pursuant to the Agreement.  The Contributor Disclosure Exhibits contain proprietary and confidential information of the Contributor, the Owner and their Subsidiaries that is being provided to the Operating Partnership and the REIT subject to confidentiality obligations and the other limitations and restrictions set forth in the Confidentiality Agreement and the Agreement.  The headings contained in a Contributor Disclosure Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of the Contributor Disclosure Exhibit.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The Contributor has made the representations, warranties and covenants set forth in the Agreement subject to the matters disclosed in the Contributor Disclosure Exhibits.  The matters disclosed in the Contributor Disclosure Exhibits may be broader than those required to be disclosed in order for the representations, warranties and covenants contained in the Agreement to be true and correct.  These additional matters are provided for informational purposes only, and the Contributor makes no representation or warranty that other matters of a similar or dissimilar nature or import are disclosed herein.  The inclusion of a matter in any Contributor Disclosure Exhibit (1) that corresponds to a representation, warranty or covenant in the Agreement qualified by reference to materiality or a Material Adverse Effect does not constitute an admission as to the materiality of the matter so disclosed, nor shall it be deemed to establish a standard for materiality, (2) shall not constitute, or be deemed to constitute or be deemed to be, an admission of liability or obligation concerning such matter, nor an admission against the interests of the Contributor, the Owner or their Subsidiaries, (3) does not represent a determination by the Contributor that such item did not arise in the ordinary course of business, and (4) shall not evidence that any information was required to be disclosed in the Contributor Disclosure Exhibits.

Although the Contributor Disclosure Exhibits identify matters by specific Section or subsection references, a disclosure made with respect to any Section or subsection will also be deemed to be disclosure against other Sections and/or subsections of the Agreement.

The following is the Schedule of Exhibits that is provided in this Contributor Disclosure:

SCHEDULE OF EXHIBITS

EXHIBIT A:                               Description of the Land

EXHIBIT B:                                 Schedule of Personalty

EXHIBIT C-1:                       Schedule of Leases

EXHIBIT C-2:                       Schedule of Licenses

EXHIBIT D:                                Schedule of Contracts

EXHIBIT E:                                  Schedule of Permitted Exceptions

EXHIBIT F:                                  Loan Terms

EXHIBIT G-1:                       Form of Tenant Estoppel Certificate

EXHIBIT G-2:                       Form of Contributor Certificate

EXHIBIT H:                                Form of Tax Protection Agreement

EXHIBIT I:                                     Form of Partnership Agreement Amendment

EXHIBIT J:                                    Form of Accredited Investor Questionnaire

EXHIBIT K:                                Schedule of New Leases

EXHIBIT L:                                  Schedule of Tenant Inducement Costs and Leasing Commissions; Schedule of Escrow Reserves

EXHIBIT M:                             Schedule of Insured Claims; Schedule of Landlord Claims

EXHIBIT N:                                State and Federal Tax Returns of Owner for Calendar Years 2002 and 2003

EXHIBIT O:                                Form of Assignment

EXHIBIT P:                                  Form of Notice to Tenants

EXHIBIT Q:                                Form of Notice to Contractors and Other Vendors